As filed with the U.S. Securities and Exchange Commission on August 12, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Huadi International Group Co., Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	3317	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS. Employer Identification Number)

No. 1688 Tianzhong Street, Longwan District,

Wenzhou, Zhejiang Province

People’s Republic of China 325025

+86-057786598888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq.

Mengyi “Jason” Ye, Esq.

Yarona L. Yieh, Esq.

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

Telephone: +1-212-588-0022

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with US GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED AUGUST 12, 2026

Huadi International Group Co., Ltd.

$100,000,000

Ordinary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Debt Securities

Rights

Units

We may offer, from time to time, in one or more offerings, ordinary shares, par value $0.0002 per share (the “Ordinary Shares”) of Huadi International Group Co., Ltd., share purchase contracts, share purchase units, warrants, debt securities, rights or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $100,000,000.

We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

The aggregate market value of our outstanding Ordinary Shares held by non-affiliates or public float, as of the date of this prospectus, was approximately $3,919,393, which was calculated based on 4,237,182 Ordinary Shares held by non-affiliates and the per share price of $0.925, which was the closing price per share of our Ordinary Shares on the Nasdaq Capital Market (“Nasdaq”) on August 10, 2026. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Ordinary Shares in any 12-month period so long as the aggregate market value of our voting and non-voting common equity held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Any proceeds from the sale of Ordinary Shares offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Risk Factors” starting from page 19 of this prospectus for more information.

Our Ordinary Shares are listed on Nasdaq under the symbol “HUDI”. On August 10, 2026, the closing price per share of our Ordinary Shares as reported by Nasdaq was $0.925. During the year immediately prior to August 10, 2026, the high and low closing prices per share of our Ordinary Shares were $1.80 and $0.67, respectively. We may experience price volatility in our Ordinary Shares. See “Risk Factors – Risks Related to Our Corporate Structure and Securities - The market price of Huadi International’s securities may be volatile or may decline regardless of our operating performance, and you may not be able to resell your securities at or above the public offering price” on page 39 of this prospectus.

The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on Nasdaq or other securities exchange of the securities covered by the prospectus supplement.

Unless otherwise specified in an applicable prospectus supplement, our share purchase contracts, share purchase units, warrants, debt securities, rights and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

Throughout this prospectus, unless the context indicates otherwise, any references to “Huadi International” are to Huadi International Group Co., Ltd., a Cayman Islands holding company, and any references to “we”, “us”, “our Company”, “the Company” and “our” are to Huadi International and its subsidiaries. References to “PRC subsidiaries” refer to Huadi International’s subsidiaries established under the laws of the People’s Republic of China (“China” or the “PRC”).

Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of a Cayman Islands holding company with operations conducted by our subsidiaries based in China and that this structure involves unique risks to investors.

This is an offering of the securities of a Cayman Islands holding company. We conduct all of our business in China through the PRC subsidiaries, in particular, Huadi Steel Group Limited and Huadi (Songyang) Co., Ltd. You will not and may never have direct ownership in any operating entities based in China.

Investing in our securities offered pursuant to this prospectus involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the material risks of investing in our securities, including our Ordinary Shares in the “Risk Factors” section of this prospectus and as set forth in our annual report on Form 20-F for the fiscal year ended September 30, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 30, 2026 (the “2025 Annual Report”), in other reports incorporated herein by reference, and in the applicable prospectus supplement before you make your investment decision.

Huadi International is a Cayman Islands holding company and does not conduct any operations of its own. It conducts all of its operations in China through its PRC subsidiaries, in particular, Huadi Steel Group Limited and Huadi (Songyang) Co., Ltd. Huadi International controls its PRC subsidiaries through equity ownership and does not use a variable interest entity structure. Due to our corporate structure, there are unique risks to investors. Furthermore, Chinese regulatory authorities could change the rules and regulations regarding foreign ownership in the industry in which we operate, which would likely result in a material change in our operations or a material decrease in or elimination of the value of our securities. Investors should be aware that they will not directly hold equity interests in our PRC subsidiaries, but rather only in Huadi International, the holding company.

Because our operations are all located in the PRC through our PRC subsidiaries, we are subject to certain legal and operational risks associated with our operations in China, including changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or that Chinese or United States regulations may materially and adversely affect our business, financial condition and results of operations. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our operations and the value of our securities, or could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. As confirmed by our PRC counsel, Zhejiang Dongou Law Firm, we are not subject to cybersecurity review with the Cyberspace Administration of China (the “CAC”) in accordance with the CAC Revised Measures, which became effective on February 15, 2022, since (i) we are not in possession of, or otherwise holding, personal information of over one million users and it is also very unlikely that it will reach such threshold in the near future; and (ii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying our PRC subsidiaries as critical information infrastructure operators or requiring our PRC subsidiaries to go through cybersecurity review or network data security review by the CAC.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing by Domestic Companies, or the Circular, and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines. On the same date, the CSRC also released the Notice on the Arrangements for the Filing Management of Overseas Listing of Domestic Companies, or the Notice. The Trial Measures came into effect on March 31, 2023. Pursuant to the Trial Measures and the Notice, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three business days following the completion of an offering and listing. If a PRC company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such PRC company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. PRC companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing before March 31, 2023 and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing, yet they are required to make filings for subsequent offerings in accordance with the Trial Measures. Accordingly, we are required to submit a filing with the CSRC within three business days after the completion of an offering made pursuant to this prospectus and may be subject to the filing requirements under the Trial Measures for our future offerings and listing of our securities in an overseas market under the Trial Measures.

In addition, on February 24, 2023, the CSRC, together with the Ministry of Finance of the PRC (the “MOF”), National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing which was issued by the CSRC, National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the Provisions. The revised Provisions was issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies”, and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the Provisions is expanding its application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfil relevant procedures stipulated by applicable national regulations. As of the date of this prospectus, we have not received any formal inquiry, notice, warning, sanction, or objection from the CSRC with respect to our listing on Nasdaq. However, there remains significant uncertainty as to the enactment, interpretation, and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or be worthless.

As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we will be able to comply with new regulatory requirements relating to our future overseas capital-raising activities and we may become subject to more stringent requirements with respect to matters such as cross-border investigation, data privacy, and enforcement of legal claims. See “Risk Factors - Risks Related to Doing Business in China - The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. If the Chinese government intervenes or influences our operations in the future, it could result in a material change in our operations and/or the value of our securities, significantly limit or completely hinder our ability to offer or continue to offer securities to investors or cause such securities to significantly decline in value or become worthless” on page 23 of this prospectus.

Notwithstanding the foregoing, as of the date of this prospectus, we are not aware of any PRC laws or regulations in effect requiring that we obtain permission from any PRC authorities to continue issuing securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. Although the Company is currently not required to obtain permission or approval from the PRC government and has not received any denial to continue listing on a U.S. stock exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervention or interruption by PRC governmental authorities, if (i) we or our PRC subsidiaries do not receive or maintain such permissions or approvals, (ii) we or our PRC subsidiaries inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) there is any intervention or interruption by PRC governmental authorities with little advance notice.

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. On June 22, 2021, U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. The PCAOB issued a Determination Report on December 16, 2021 (the “2021 Determination Report”), which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the PRC because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s 2021 Determination Report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) with the CSRC and the MOF. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and vacated its previous determinations under the 2021 Determination Report to the contrary. However, if PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. While our current auditor, HTL International, LLC (“HTL”), was not subject to the determinations announced by the PCAOB on December 16, 2021, as HTL was not included in the list of firms identified by the PCAOB in the 2021 Determination Report, and the determinations under the 2021 Determination Report were vacated, in the event it is later determined that the PCAOB is unable to inspect or investigate HTL completely because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading of the Company’s securities in the United States to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. The delisting of our Ordinary Shares, or the threat of being delisted, may materially and adversely affect the value of your investment, even making it worthless. See “Risk Factors - Risks Related to Doing Business in China – Our securities may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCAA”), as amended, if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for two instead of three consecutive years beginning in 2021. The delisting of our Ordinary Shares, or the threat of being delisted, may materially and adversely affect the value of your investment” on page 32 of this prospectus.

We currently do not maintain any cash management policies that dictate the purpose, amounts and procedures of cash transfers among Huadi International, our PRC subsidiaries, or investors. Rather, as of the date of this prospectus, the funds can be transferred in accordance with the applicable PRC laws and regulations. To the extent cash or assets in the business are in mainland China or Hong Kong or a mainland Chinese or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the PRC government on the ability of us or our subsidiaries to transfer cash or assets.

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from the SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate PRC governmental authorities is, however, required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also, at its discretion, restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to Huadi International only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. As of the date of this prospectus, Cayman Islands law prescribes that a company may only pay dividends out of its profits or share premium, and that a company may only pay dividends if, immediately following the date on which the dividend is paid, the company remains able to pay its debts as they fall due in the ordinary course of business. Other than that, there are no restrictions on Huadi International’s ability to transfer cash to investors. See “Prospectus Summary - Transfers of Cash to and from Our Subsidiaries” on page 10 of this prospectus, “Risk Factors - Risks Related to Doing Business in China - Huadi International relies on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business” on page 27 of this prospectus, and “Risk Factors - Risks Related to Doing Business in China - The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. PRC governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment” on page 29 of this prospectus.

As a holding company, we may rely on dividends and other distributions of equity paid by our subsidiaries in the PRC, for our cash and financing requirements. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Current PRC regulations permit our PRC subsidiaries to pay dividends to Huadi International only out of its accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. The transfer of funds among companies is subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Revision, the “Provisions on Private Lending Cases”), which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. As advised by our PRC counsel, Zhejiang Dongou Law Firm, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between PRC subsidiaries. As of the date of this prospectus, and for the six months ended March 31, 2026 and the fiscal years ended September 30, 2025, 2024 and 2023, we have not made any dividends or distributions to our investors. We intend to retain all of our available funds for the development and growth of our business. Also, as of the date of this prospectus, we do not anticipate any difficulties or limitations on our ability to transfer cash between our subsidiaries. For further information, including the extent to which cash generated by one subsidiary is used to fund another subsidiary’s operations, see “Prospectus Summary - Transfers of Cash to and from Our Subsidiaries” on page 10 of this prospectus and our consolidated financial statements for the six months ended March 31, 2026 and the fiscal years ended September 30, 2025, 2024 and 2023 incorporated by reference into this prospectus.

On July 14, 2026, we received a letter from the Listing Qualifications Department of Nasdaq notifying us that the closing bid price per share for our Ordinary Shares was below $1.00 for a period of 30 consecutive business days and that the Company did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). The Nasdaq notification letter does not result in the immediate delisting of our Ordinary Shares, and our Ordinary Shares will continue to trade uninterrupted on Nasdaq. We are granted a compliance period of 180 calendar days, or until January 11, 2027, to regain compliance with Nasdaq’s minimum bid price requirement. As of the date of this prospectus, we are actively monitoring the closing bid price of our Ordinary Shares and are considering all available options to regain compliance with Nasdaq’s minimum bid price requirement. The Company remains committed to delivering value to its shareholders and maintaining its listing on Nasdaq. Yet, there can be no assurance that we will regain or maintain compliance with the continued listing requirements of Nasdaq.

As of the date of this prospectus, we are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” on page 13 of the prospectus for additional information.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Neither the U.S. Securities and Exchange Commission, the Cayman Islands Monetary Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated August 12, 2026

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $100,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution” on page 64 of this prospectus.

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Information Incorporated by Reference” on page 69 of this prospectus and the additional information described under “Where You Can Find Additional Information” on page 70 of this prospectus.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “seek,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the factors described under the section titled “Risk Factors” beginning on page 19 of this prospectus and in the documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

iii

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere, or incorporated by reference, in this prospectus. This summary is not complete and does not contain all of the information you should consider or that may be important to you in making your investment decision. You should read the entire prospectus carefully before making an investment in our securities. You should carefully consider, among other things, the “Risk Factors” section of this prospectus, and our consolidated financial statements and the related notes and the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that are incorporated by reference in this prospectus from our annual report on Form 20-F for the fiscal year ended September 30, 2025, filed with the SEC on January 30, 2026 (the “2025 Annual Report”) and our report on Form 6-K regarding our interim results for the six months ended March 31, 2026, furnished with the SEC on June 29, 2026 (the “2026 Interim Results”).

Prospectus Conventions

Except where the context otherwise requires and for purposes of this prospectus only:

●	“China” or the “PRC” refers to the People’s Republic of China, and only in the context of describing PRC laws, rules and regulations, governmental or regulatory authorities, and any PRC entities, citizens or residents under such laws, rules and regulations, and other legal or tax matters in this prospectus, excludes the Hong Kong and Macao Special Administrative Regions of the PRC and Taiwan;

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“HK Beach” refers to Hong Kong Beach Limited (also referred to as 香港海滨有限公司), a Hong Kong company and a wholly owned subsidiary of Yongqiang Tuoxing;

●	“Hong Kong” refers to the Hong Kong Special Administrative Region of the PRC;

●	“Huadi International” refers to Huadi International Group Co., Ltd. (also referred to as 华迪国际集团股份公司), a Cayman Islands exempted company;

●	“Huadi Songyang” refers to Huadi (Songyang) Co., Ltd. (also referred to as 华迪特材（松阳）有限公司), a PRC company and a wholly owned subsidiary of HK Beach;

●	“Huadi Steel” refers to Huadi Steel Group Limited (also referred to as 华迪钢业集团有限公司), a PRC company and a 99% owned subsidiary of Wenzhou Hongshun;

●	“Mainland China” refers to the mainland of China, excluding the Hong Kong and Macao Special Administrative Regions of the PRC and Taiwan;

●	“Ordinary Shares” refers to the ordinary shares of Huadi International with par value $0.0002 per share;

●	“PRC operating entities” refers to Huadi Steel and Huadi Songyang;

●	“RMB” refers to Renminbi, the legal currency of the PRC;

●	“SEC” refers to the U.S. Securities and Exchange Commission;

●	“Securities Act” refers to the Securities Act of 1933, as amended;

●	“U.S. dollar(s)”, “USD”, “US$” or “$” refers to United States dollars, the legal currency of the United States;

●	“Wenzhou Hongshun” refers to Wenzhou Hongshun Stainless Steel Limited (also referred to as 温州鸿顺不锈钢有限公司), a PRC company and a wholly owned subsidiary of HK Beach;

●	“we”, “us”, “our Company”, the “Company” or “our” refers to Huadi International and its subsidiaries; and

●	“Yongqiang Tuoxing” refers to Yongqiang Tuoxing Limited (also referred to as 永强拓兴有限公司), a British Virgin Islands company and a wholly owned subsidiary of Huadi International.

This prospectus contains translations of certain RMB amounts into U.S. dollar amounts at specified rates solely for the convenience of the reader. All references to “U.S. dollar(s)”, “USD”, “US$” or “$” are to United States dollars. The relevant exchange rates are listed below:

	Year Ended September 30,
	2025	2024	2023
Period-end RMB: US$1 exchange rate	7.1190	7.0176	7.2960
Period-average RMB: US$1 exchange rate	7.2125	7.2043	7.0533

	Six Months Ended March 31,
	2026	2025
Period-end RMB: US$1 exchange rate	6.8980	7.2567
Period-average RMB: US$1 exchange rate	7.0061	7.2308

We use period-end exchange rates for assets and liabilities and average exchange rates for revenue and expenses. Capital accounts are translated at their historical exchange rates when capital transactions occur. Any discrepancies in this prospectus between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

We have obtained the industry and market data used in this prospectus or any document incorporated by reference from industry publications, research, surveys and studies conducted by third parties and our own internal estimates based on our management’s knowledge and experience in the markets in which we operate. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

Overview

Huadi International is a holding company incorporated under the laws of the Cayman Islands. As a holding company with no material operations of its own, we conduct our business through our subsidiaries’ operations in China. Our PRC operating entities include Huadi Songyang and Huadi Steel. We control all of our PRC subsidiaries through equity ownership, and we do not conduct our business through any variable interest entity structure.

We are a provider of industrial stainless steel piping products and production services with extensive distribution facilities and networks in over 20 provinces in China. We have also offered a broad range of products exported to 20 countries and regions such as the United States, India, Singapore, Australia, Mexico, Thailand, Argentina, Taiwan, the Philippines, the United Arab Emirates, Canada and Germany. Our main business operation focuses on new product development, manufacturing, marketing, and sales of stainless steel seamless pipes, tubes, and stainless steel bars. We also supply products for use in the thermal and nuclear power plants, automotive, oil and gas, agricultural and industrial equipment, chemical engineering, and electricity markets. We manufacture many of our products to operate under specialized conditions, including in load-bearing, high-pressure, corrosive, and high-temperature environments.

The principal markets we operate in are China and the United States. The following tables present revenues by category of activity and geographic areas for the six months ended March 31, 2026 and the fiscal years ended September 30, 2025, 2024 and 2023:

	Six Months Ended March 31,		Year Ended September 30,
	2026		2025		2024		2023
	US$	%	US$	%	US$	%	US$	%
Steel piping products	24,074,877	98.1%	62,487,643	99.4%	73,635,012	99.1%	83,113,259	98.6%
Production services to third entities	463,611	1.9%	407,968	0.6%	635,417	0.9%	1,219,041	1.4%
Total	24,538,488	100%	62,895,611	100%	74,270,429	100%	84,332,300	100%

	March 31, 2026
	Sales Amount (In USD)	As % of Sales
Top 5 Geographic Areas:
China	$22,586,603	92.05%
USA	1,407,618	5.74%
South Korea	198,260	0.81%
The United Mexican States	173,006	0.71%
Algeria	93,079	0.38%
Other foreign countries	79,922	0.31%

	September 30, 2025
	Sales Amount (In USD)	As % of Sales
Top 5 Geographic Areas:
China	$53,572,505	85.18%
USA	6,267,793	9.97%
India	1,407,889	2.24%
Singapore	400,632	0.64%
Australia	370,226	0.59%
Other foreign countries	876,566	1.38%

	September 30, 2024
	Sales Amount (In USD)	As % of Sales
Top 5 Geographic Areas:
China	$60,079,920	80.89%
USA	7,814,677	10.52%
Singapore	3,767,180	5.07%
The United Arab Emirates	776,416	1.05%
India	748,168	1.01%
Other foreign countries	1,084,068	1.46%

	September 30, 2023
	Sales Amount (In USD)	As % of Sales
Top 5 Geographic Areas:
China	$73,744,662	87.45%
USA	7,146,478	8.47%
India	1,596,243	1.89%
Mexico	577,416	0.68%
Australia	385,111	0.46%
Other foreign countries	882,390	1.05%

Our Products and Services

We offer a comprehensive range of products to provide the benefits of a “design-build shop” to approximately 400 steel pipe and tube customers with numerous customer relationships of over 17 years. We produce over 3,000 distinct pipe and tube products in various materials, sizes, and shapes. We believe we are one of the leading manufacturers in China of certain steel products, such as automotive 304L and 347H stainless steel pipes, which are widely used in hydraulic mechanisms, automotive applications such as brake systems, steering columns and axles, and various other industrial applications. Consequently, we are able to customize our product offerings based on customers’ project demand; whether it’s a highly corrosive environment such as a chemical waste transmission line pipe, an extremely pressured thermal power generator pipe, or a mix of both, we can make it and deliver on time.

We employ a broad array of finishing techniques, most importantly Cold Drawn Seamless (“CDS”), which is the technique used for manufacturing all our products, and this differentiates us from other steel pipe manufacturers that employ alternative finishing techniques such as Electric Resistance Weld (“ERW”). CDS pipe/tubing is widely used for applications where precise dimensional and mechanical tolerances are required. The product is manufactured by drawing a steel billet over a mandrel through a precision ground die, creating a tube with uniform grain structure, hardness, and a high degree of dimensional accuracy.

Unlike welded pipe, CDS pipe creates a seamless connection and is ideal for more stressful applications requiring higher quality, increased mechanical properties, uniformity, strength, and soundness. This feature, together with some of specialty alloy materials, expand our product applications to almost all industries that require high reliability under extreme environment, such as corrosive, high temperature, or highly pressured.

Depending on each client’s specific needs, we also order suitable alloy from our long-term partnered suppliers, and our staff will then process raw materials through the production line. As raw material and direct labor costs combined account for more than 80% of the total product cost, yield rate, or the percentage of non-defective items of all produced items, is critical to profitability.

Industrial Applications

Oil and Gas

We manufacture and supply energy tubular products, including Oil Country Tubular Goods (“OCTG”) and line pipe. OCTG is used in the oil and gas industry as key components of the drilling, exploration and production processes of oil and natural gas. Line pipe is used for the transportation of these resources over long and short distances. We manufacture a diversified line of OCTG and line pipe products in a variety of grades for use in oil and gas fields across China.

Electric Energy

We manufacture and supply pipes and tubes for both thermal power and nuclear power plants. Our products are widely applied in power generating systems which require high quality and resistance against corrosion and pressure as the consequence for any leakage could be severe. China has been our largest market over the past several years for the electric energy pipe section.

Automotive

We manufacture and supply pipes for hydraulic mechanism components in automotives such as brake systems, steering columns and axles. We believe we are the leading company in this niche market as we have the lower defective rate compared with our competitors attributable to our specialized manufacturing technique for 321 and 347H pipe which are the most widely used alloy for this application. CRRC Corporation Limited, one of the world’s largest suppliers of rail transit equipment, is our biggest customer for the market section of piping components used in fluid conveyance and hydraulic mechanical systems.

Other Industrial Applications

Our other industrial applications primarily consist of product applications in pharmaceutical, medical, chemical and food industries. Stainless steel has more than 150 grades with varying chromium and molybdenum contents to suit the environment the alloy must endure, and this diversity offers extensive applications in various industries. Our specialized manufacturing technique enables us to make products suitable to customer’s designed purposes.

Recent Development

Nasdaq Listing Rule 5550(a)(2) Deficiency

On July 14, 2026, Huadi International received a letter from the Listing Qualifications Department of Nasdaq notifying it that the closing bid price per share of the Ordinary Shares was below $1.00 for a period of 30 consecutive business days and that Huadi International did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). Huadi International is granted a compliance period of 180 calendar days, or until January 11, 2027, to regain compliance with Nasdaq’s minimum bid price requirement. If, at any time before January 11, 2027, the closing bid price per share for the Ordinary Shares is at least $1.00 for a minimum of 10 consecutive business days, Nasdaq will provide Huadi International written confirmation of compliance with the minimum bid price requirement.

Recent Business Development

Huadi Songyang was established on June 15, 2023 under the laws of the PRC, and is a wholly owned subsidiary of the Company, held through HK Beach. Huadi Songyang was established to expand the Company’s product line of industrial steel pipe and tube products manufacturing and distribution. The factory of Huadi Songyang has completed construction and commenced trial production.

Corporate Structure and History

Below is a chart illustrating our current corporate structure as of the date of this prospectus:

Huadi International was incorporated on September 27, 2018 under the laws of the Cayman Islands. As of the date of this prospectus, the authorized share capital of Huadi International consists of 250,000,000 Ordinary Shares with a par value of $0.0002 per share, of which 14,319,182 Ordinary Shares are issued and outstanding. Huadi International is a holding company and is currently not actively engaging in any business.

Yongqiang Tuoxing was incorporated on October 2, 2018 under the laws of British Virgin Islands and is a wholly owned subsidiary of Huadi International. Yongqiang Tuoxing is currently not actively engaged in any business.

HK Beach was incorporated on November 7, 2018 under the laws of Hong Kong and is a wholly owned subsidiary of Yongqiang Tuoxing. HK Beach is currently not actively engaged in any business.

Wenzhou Hongshun was established on June 3, 2019 in mainland China and is a wholly owned subsidiary of HK Beach. Wenzhou Hongshun is a wholly foreign owned enterprise organized under the laws of the PRC. The registered principal activities of Wenzhou Hongshun are sales of stainless steel pipes, stainless steel bars, stainless steel elbows, stainless steel products, auto parts and components; import and export of goods, technology import and export. Wenzhou Hongshun did not have any operations as of the date of this prospectus.

Huadi Steel was established on November 12, 1998 in mainland China and is 99% owned by Wenzhou Hongshun. Huadi Steel focuses on the manufacturing of industrial stainless steel seamless pipes and tubes products with extensive distribution facilities and network in China.

Huadi Songyang was established on June 15, 2023 in mainland China and is a wholly owned subsidiary of HK Beach. Huadi Songyang is a wholly foreign owned enterprise organized under the laws of the PRC. Huadi Songyang is established for the purpose of expanding the product line of industrial steel pipe and tube products manufacturing and distribution.

Upon the incorporation of Huadi International on September 27, 2018, one ordinary share was issued to the initial subscriber. On the same day, the initial subscriber transferred the founder share to Yongqiang Meituo Limited. In addition, on September 27, 2018, 3,327,999 and 16,672,000 ordinary shares were issued to Yongqiang Meituo Limited and Yongqiang Donghai Limited, respectively.

The transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(a)(2) and/or Regulation S thereof.

On October 9, 2020, Huadi International approved a 1 for 2 reverse share split of all of its issued and unissued shares. As a result of the reverse share split, the number of authorized shares of Huadi International decreased from 500,000,000 ordinary shares to 250,000,000 ordinary shares, with the par value of each ordinary share increased from $0.0001 to $0.0002, and the number of issued and outstanding shares of Huadi International decreased from 20,000,000 ordinary shares to 10,000,000 ordinary shares. Immediately after the reverse share split, Yongqiang Meituo Limited and Yongqiang Donghai Limited held 1,664,000 and 8,336,000 ordinary shares of Huadi International, respectively.

The Initial Public Offering

On January 26, 2021, Huadi International completed its initial public offering on the Nasdaq Capital Market. In the offering, 3,125,000 Ordinary Shares were issued at a public offering price of $8.00 per share. The gross proceeds received from the offering totaled approximately $25 million before deducting underwriting discounts and commissions and offering expenses. The offering closed on January 26, 2021 and the Ordinary Shares began trading on January 22, 2021 on the Nasdaq Capital Market under the ticker symbol “HUDI”.

The 2022 Registered Direct Offering

On November 7, 2022, Huadi International entered into a securities purchase agreement with two institutional investors, pursuant to which Huadi International agreed to sell up to 3,500,000 Ordinary Shares in a registered direct offering. On November 9, 2022, Huadi International closed the offering for the sale of 1,000,000 Ordinary Shares and received gross proceeds of approximately $25 million before deducting placement agent fees and other offering expenses.

Holding Foreign Company Accountable Act (“HFCAA”)

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. In June 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to the Public Company Accounting Oversight Board, or the PCAOB, inspections for two consecutive years instead of three consecutive years. If our auditor cannot be inspected by the PCAOB for two consecutive years, the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the United States, will be prohibited. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in that foreign jurisdiction. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by mainland Chinese and Hong Kong authorities in those jurisdictions (the “2021 Determination Report”).

On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission (the “CSRC”) and the Ministry of Finance of the PRC (the “MOF”). The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law.

On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong and vacated its previous determinations under the 2021 Determination Report to the contrary. However, if mainland Chinese or Hong Kong authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination.

Our auditor, HTL International, LLC (“HTL”), is headquartered in Houston, Texas, and is subject to inspection by the PCAOB on a regular basis. While we believe that our auditor is not subject to the determinations as to inability to inspect or investigate completely as announced by the PCAOB on December 16, 2021, as HTL was not included in the list of firms identified by the PCAOB in the 2021 Determination Report, and the determinations under the 2021 Determination Report were vacated, we cannot provide assurance as to whether Nasdaq or other regulatory authorities would apply additional or more stringent criteria to us after considering the effectiveness of our auditor’s audit and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach and experience as it relates to the audit of our financial statements. In the event it is later determined that the PCAOB is unable to inspect or investigate HTL completely because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading of the Company’s securities in the United States to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. In addition, under the HFCAA, our securities may be prohibited from trading on Nasdaq or other U.S. stock exchanges if in the future, our auditor is not inspected by the PCAOB for two consecutive years, and this could also ultimately result in our securities being delisted by a U.S. stock exchange. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment, even making it worthless. See “Risk Factors - Risks Related to Doing Business in China – Our securities may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCAA”), as amended, if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for two instead of three consecutive years beginning in 2021. The delisting of our Ordinary Shares, or the threat of being delisted, may materially and adversely affect the value of your investment” on page 32 of this prospectus.

PRC Laws, Regulations and Regulatory Permissions

Recent Regulatory Actions by the PRC Government

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council of the PRC jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. The Opinions and any related implementing rules to be enacted may subject us to compliance requirements in the future. Given the current regulatory environment in the PRC, we are still subject to the uncertainty of different interpretations and enforcement of the rules and regulations in the PRC adverse to us, which may take place quickly with little advance notice.

On December 28, 2021, the Cyberspace Administration of China, or the CAC, published the CAC Revised Measures, which further restates and expands the applicable scope of the cybersecurity review. The CAC Revised Measures took effect on February 15, 2022. Pursuant to the CAC Revised Measures, if a network platform operator holding personal information of over one million users seeks a “foreign” listing, it must apply for a cybersecurity review. In addition, operators of critical information infrastructure purchasing network products and services are also obligated to apply for a cybersecurity review for such purchasing activities. The CAC Revised Measures provides no further explanation on the extent of “network platform operator” and “foreign” listing. In addition, the CAC Revised Measures empowers the cybersecurity review office to initiate a cybersecurity review when they believe any data processing activities “affect or may affect national security”. On November 14, 2021, the CAC promulgated the Regulations on the Administration of Cyber Data Security (Draft for Comments) (the “Draft CAC Regulations”), and according to the Draft CAC Regulations, any data processors shall, in accordance with relevant state provisions, apply for a cybersecurity review when carrying out, among other things, “other data processing activities that affect or may affect national security”. As advised by our PRC counsel, Zhejiang Dongou Law Firm, we believe that we are not subject to cybersecurity review with the CAC in accordance with the CAC Revised Measures, considering that (i) we are not in possession of or otherwise holding personal information of over one million users and it is also very unlikely that we will reach such threshold in the near future; and (ii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying our PRC operating entities as critical information infrastructure operators or requiring our PRC operating entities to go through cybersecurity review or network data security review by the CAC.

On February 17, 2023, the CSRC announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing by Domestic Companies, or the Circular, and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines. On the same day, the CSRC also released the Notice on the Arrangements for the Filing Management of Overseas Listing of Domestic Companies, or the Notice. The Trial Measures came into effect on March 31, 2023. Pursuant to the Trial Measures and the Notice, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three business days following the completion of an offering and listing. If a PRC company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such PRC company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. PRC companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing before March 31, 2023 and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing, yet they are required to make filings for subsequent offerings in accordance with the Trial Measures. Accordingly, we are required to submit a filing with the CSRC within three business days after the completion of an offering made pursuant to this prospectus and may be subject to the filing requirements under the Trial Measures for our future offerings and listing of our securities in an overseas market under the Trial Measures.

In addition, on February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing which was issued by the CSRC, National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the Provisions. The revised Provisions was issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies”, and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding its application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions requires that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfil relevant procedures stipulated by applicable national regulations. As of the date of this prospectus, we have not received any formal inquiry, notice, warning, sanction, or objection from the CSRC with respect to our listing on the Nasdaq Capital Market. However, there remains significant uncertainty as to the enactment, interpretation, and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or become worthless.

Notwithstanding the foregoing, as of the date of this prospectus, we are not aware of any PRC laws or regulations in effect requiring that we obtain permission from any PRC authorities to continue issuing securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. Although the Company is currently not required to obtain permission or approval from the PRC government and has not received any denial to continue listing on a U.S. stock exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to our business or industry or by intervention or interruption by PRC governmental authorities, if (i) we or our PRC subsidiaries do not receive or maintain such permissions or approvals, (ii) we or our PRC subsidiaries inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) there is any intervention or interruption by PRC governmental authorities with little advance notice.

PRC Regulatory Permissions

As confirmed by our PRC counsel, Zhejiang Dongou Law Firm, our PRC operating entities have obtained all material permissions and approvals required for our operations in compliance with the relevant PRC laws and regulations, including the business licenses of our PRC operating entities, and we are not required to obtain any other permissions or approvals from the PRC authorities, including the CSRC or the CAC, for our PRC operating entities’ operations, nor have we or our PRC operating entities received any denial in this respect. However, applicable laws, regulations or interpretations may be tightened, and new laws, regulations or interpretations may be introduced to impose additional government approval, license, and permit requirements. If we or our PRC operating entities fail to obtain and maintain such approvals, licenses, or permits required for our business, inadvertently conclude that such approval is not required, or respond to changes in the regulatory environment, we or our PRC operating entities could be subject to liabilities, penalties, and operational disruption, which may materially and adversely affect our business, operating results, financial condition and the value of our securities, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

PRC Regulations

PRC Regulations on Dividend Distributions

The principal laws, regulations and rules governing dividend distributions by PRC companies are the Company Law of the PRC, which applies to both PRC domestic companies and foreign-invested enterprises (“FIEs”), and the Foreign Investment Law of the PRC and its Implementing Rules, which apply to FIEs.

Under these laws, regulations and rules, FIEs in mainland China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, FIEs in mainland China are required to set aside as general reserves at least 10% of their accumulated profits each year, if any, to fund certain reserve funds, until the cumulative amount of their reserves reaches 50% of their registered capital. These reserves are not distributable as cash dividends. PRC companies are not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

Transfers of Cash to and from Our Subsidiaries

Huadi International is a holding company with no material operations of its own and does not generate any revenue on its own. We currently conduct substantially all of our operations through our PRC subsidiaries. We are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions, and only if we satisfy the applicable government registration and approval requirements. See “Risk Factors - Risks Related to Doing Business in China - PRC regulations on loans to and direct investment in PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” on page 25 of this prospectus.

Under our current corporate structure, we rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders or to service any debt we may incur. Our subsidiaries in the PRC generate and retain cash generated from operating activities and re-invest it in our business. If any of our PRC subsidiaries incurs debt on their own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us.

We currently do not maintain any cash management policies that dictate the purposes, amounts and procedures of cash transfers among the Company, our subsidiaries, or investors. Rather, as of the date of this prospectus, funds can be transferred in accordance with the applicable laws and regulations. However, to the extent cash or assets in the business are in mainland China or Hong Kong or a mainland Chinese or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the PRC government on the ability of us or our subsidiaries to transfer cash or assets.

The transfer of funds among mainland Chinese companies are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Revision, the “Provisions on Private Lending Cases”), which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases set forth that private lending contracts will be upheld as invalid under the circumstances that (i) the lender swindles loans from financial institutions for relending; (ii) the lender relends the funds obtained by means of a loan from another profit-making legal person, raising funds from its employees, illegally taking deposits from the public; (iii) the lender who has not obtained lending qualification according to law lends money to any unspecified object of the society for the purpose of making profits; (iv) the lender lends funds to a borrower when the lender knows or should have known that the borrower intended to use the borrowed funds for illegal or criminal purposes; (v) the lending is in violation of public orders or good morals; or (vi) the lending is in violation of mandatory provisions of laws or administrative regulations. As advised by our PRC counsel, Zhejiang Dongou Law Firm, the Provisions on Private Lending Cases do not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between subsidiaries.

The following table summarizes our cash transfers within our organization for the six months ended March 31, 2026:

Nature	Cash outflow	Cash inflow	Amount
Reduction of Capital	Huadi Steel	Wenzhou Hongshun	1,462,692
Reduction of Capital	Wenzhou Hongshun	HK Beach	1,560,000
Capital contribution	HK Beach	Huadi Songyang	1,163,000
Dividend distribution	Huadi Steel	Wenzhou Hongshun	282,611
Internal loan	HK Beach	Huadi International	400,000

The following table summarizes our cash transfers within our organization for the year ended September 30, 2025:

Nature	Cash outflow	Cash inflow	Amount
Capital contribution	Huadi International	HK Beach	$20,000
Capital contribution	HK Beach	Huadi Songyang	470,000
Repayment on internal loan	Huadi Steel	HK Beach	450,000

The following table summarizes our cash transfers within our organization for the year ended September 30, 2024:

Nature	Cash outflow	Cash inflow	Amount
Capital contribution	Huadi International	HK Beach	$2,200,000
Capital contribution	HK Beach	Wenzhou Hongshun	60,000
Capital contribution	HK Beach	Huadi Songyang	10,980,300
Capital contribution	Wenzhou Hongshun	Huadi Steel	60,000
Internal loan	HK Beach	Huadi Steel	2,950,000
Repayment on internal loan	Huadi Songyang	Huadi Steel	13,881

The following table summarizes our cash transfers within our organization for the year ended September 30, 2023:

Nature	Cash outflow	Cash inflow	Amount
Capital contribution	Huadi International	HK Beach	$12,800,000
Capital contribution	HK Beach	Huadi Songyang	3,549,700
Internal loan	Huadi International	Huadi Steel	6,858,500
Internal loan	HK Beach	Huadi Steel	8,500,000
Internal loan	Huadi Steel	Huadi Songyang	14,178

Our PRC subsidiaries are permitted to pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of its registered capital. This portion of our PRC subsidiaries’ respective net assets are prohibited from being distributed to their shareholders as dividends. See “Regulation - Regulations on Dividend Distributions” on page 10 of this prospectus. None of our PRC subsidiaries has made any dividends or other distributions to our holding company or any U.S. investors as of the date of this prospectus. See also “Risk Factors - Risks Related to Doing Business in China - Huadi International relies on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business” on page 27 of this prospectus.

In addition, the PRC government regulates and imposes certain restrictions on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of mainland China. Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from the SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. However, approval from, or registration with, appropriate PRC governmental authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also, at its discretion, restrict access in the future to foreign currencies for current account transactions. If the PRC foreign exchange system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to transfer cash out of China, and pay dividends in foreign currencies to our shareholders. There can be no assurance that the PRC government will not impose restrictions on our ability to transfer or distribute cash within our organization or to foreign investors, which could result in an inability or restrictions on making transfers or distributions outside of China and may adversely affect our business, financial condition and results of operations. See “Risk Factors - Risks Related to Doing Business in China – The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. PRC governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment” on page 29 of this prospectus.

A 10% PRC withholding tax is applicable to dividends payable to investors that are non-PRC resident enterprises. Any gain realized on the transfer of Ordinary Shares by such investors is also subject to PRC tax at a current rate of 10%, which in the case of dividends will be withheld at source if such gain is regarded as income derived from sources within mainland China. See also “Risk Factors - Risks Related to Doing Business in China - If our entities outside of mainland China are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders” on page 31 of this prospectus.

As of the date of this prospectus, none of our subsidiaries has ever paid any dividends or made other distributions to us or their respective holding companies nor have we or any of our subsidiaries ever paid dividends or made other distributions to U.S. investors. We intend to retain all of our available funds and any future earnings and cash proceeds from overseas financing activities to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, as of the date of this prospectus. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include, but are not limited to:

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	a delay in adopting new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least $1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering (i.e., September 30, 2026); (iii) the date on which we have, during the preceding three-year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country’s requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	although, effective March 18, 2026, our directors and executive officers are subject to the reporting requirements of Section 16(a) of the Exchange Act, we remain exempt from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act and the related rules.

We have taken advantage of certain reduced reporting and other requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents, (2) more than 50% of our assets are located in the United States or (3) our business is administered principally in the United States.

Implications of Being a Controlled Company

We are a “controlled company” within the meaning of the Nasdaq Stock Market Rules, due to the fact that Mr. Di Wang, the Chairman of the Board and a director of Huadi International, together with Mr. Jueqin Wang, Mr. Di Wang’s son and a director of Huadi International, own Ordinary Shares representing 69.84% of the total voting power of our issued and outstanding Ordinary Shares. For so long as we are a controlled company under Nasdaq listing standards, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including, but are not limited to:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption in the future, a majority of the members of our board of directors might not be independent directors and our nomination and compensation committees might not consist entirely of independent directors. See “Risk Factors – Risks Related to Our Corporate Structure and Securities – Huadi International is a “controlled company” within the meaning of the Nasdaq Listing Rules. As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders” on page 36 of this prospectus.

Corporate Information

Our principal executive office is located at No. 1688 Tianzhong Street, Longwan District, Wenzhou, Zhejiang Province, People’s Republic of China 325025. The telephone number of our principal executive office is +86 057786598888. Our registered agent in Cayman Islands is Harneys Fiduciary (Cayman) Limited. Our registered office and our registered agent’s office in Cayman Islands are both at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman, KY1-1002, Cayman Islands. Our registered agent in the United States is Cogency Global Inc. at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Summary of Risk Factors

Our business is subject to multiple risks and uncertainties, as more fully described in the “Risk Factors” section and elsewhere in this prospectus. We urge you to read “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report, incorporated by reference in this prospectus and this prospectus in full. Our principal risks are summarized as follows:

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry in general include but are not limited to the following:

●	Tariffs could materially have a negative impact on the demand for our products. See page 19 of this prospectus.

●	The trade policy initiatives announced by the United States administration against China may adversely affect our business. See page 19 of this prospectus.

●	Our business is affected by global economic and political conditions. See page 20 of this prospectus.

●	Our revenue will decrease if the industries in which our customers operate experience a protracted slowdown. See page 20 of this prospectus.

●	The loss of any of our key customers could reduce our revenues and our profitability. See page 20 of this prospectus.

●	Any decline in the availability or increase in the cost of raw materials and energy resources could materially affect our earnings. See page 21 of this prospectus.

●	Any disruption in the supply chain of raw materials and our products could adversely impact our ability to produce and deliver products. See page 21 of this prospectus.

●	We have engaged in transactions with related parties, and such transactions present possible conflicts of interest that could have an adverse effect on our business and results of operations. See page 21 of this prospectus.

●	Failure to appropriately evaluate the credit profile of our customers and/or delay in settlement of accounts receivable from our customers could materially and adversely impact our operating cash flow and may result in significant provisions and impairments on our accounts receivable which in turn would have a material adverse impact on our business operations, results of operation, financial condition and our business pursuits and prospects. See page 22 of this prospectus.

●	A lack of insurance coverage could expose us to significant costs and business disruption. See page 22 of this prospectus.

●	We rely on short-term borrowings for our liquidity and we may not be able to continue to obtain financing on favorable terms, if at all. See page 22 of this prospectus.

Risks Relating to Doing Business in China

Risks and uncertainties related to doing business in China in general include but are not limited to the following:

●	The considerable uncertainty in Chinese economic growth could hurt the demand for our products. See page 23 of this prospectus.

●	Chinese government’s monitoring and macro-control of the market could hurt demand of our products. See page 23 of this prospectus.

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations. See page 23 of this prospectus.

●	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. If the Chinese government intervenes or influences our operations in the future, it could result in a material change in our operations and/or the value of our securities, significantly limit or completely hinder our ability to offer or continue to offer securities to investors or cause such securities to significantly decline in value or become worthless. See page 23 of this prospectus.

●	PRC regulations on loans to and direct investment in PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business. See page 25 of this prospectus.

●	Substantial uncertainties exist with respect to China Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations. See page 26 of this prospectus.

●	Huadi International relies on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business. See page 27 of this prospectus.

●	PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law. See page 27 of this prospectus.

●	Fluctuations in exchange rates could have a material adverse effect on our results of operations and the market price of our securities. See page 28 of this prospectus.

●	The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. PRC governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment. See page 29 of this prospectus.

●	Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject our PRC operating entities to penalties. See page 29 of this prospectus.

●	The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China. See page 30 of this prospectus.

●	Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future. See page 30 of this prospectus.

●	If our entities outside of mainland China are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders. See page 31 of this prospectus.

●	We may not be able to obtain certain benefits under relevant tax treaties on dividends paid by our PRC subsidiaries to us through our Hong Kong subsidiary. See page 32 of this prospectus.

●	Our securities may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCAA”), as amended, if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for two instead of three consecutive years beginning in 2021. The delisting of our Ordinary Shares, or the threat of being delisted, may materially and adversely affect the value of your investment. See page 32 of this prospectus.

●	If Huadi International becomes directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm Huadi International’s business operations, share price and reputation. See page 34 of this prospectus.

Risks Relating to Our Corporate Structure and Securities

Risks and uncertainties related to our corporate structure and securities include but are not limited to the following:

●	Huadi International is an “emerging growth company” as of the date of this prospectus, and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our securities less attractive to investors. See page 35 of this prospectus.

●	Huadi International is a “foreign private issuer”, and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects. See page 35 of this prospectus.

●	As a foreign private issuer, we are permitted to and did follow certain home country corporate governance practices instead of otherwise applicable Nasdaq Capital Market requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers. See page 36 of this prospectus.

●	Huadi International is a “controlled company” within the meaning of the Nasdaq Listing Rules. As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders. See page 36 of this prospectus.

●	You may have difficulty enforcing judgments obtained against us. See page 36 of this prospectus.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because Huadi International is incorporated under Cayman Islands law. See page 37 of this prospectus.

●	Nasdaq may apply additional and more stringent criteria for Huadi International’s continued listing. See page 37 of this prospectus.

●	If Huadi International cannot satisfy, or continue to satisfy, the listing requirements and other rules of the Nasdaq Capital Market, although we are exempt from certain corporate governance standards applicable to U.S. issuers as a foreign private issuer, our Ordinary Shares may be delisted, which could negatively impact the price of our securities and your ability to sell them. See page 37 of this prospectus.

●	Nasdaq’s proposed $5 million minimum market value continued listing requirement previously approved by SEC now stayed pending further action from the SEC. If affirmed by SEC, such rule could result in immediate suspension and delisting of our Ordinary Shares without any cure period or opportunity to regain compliance. See page 38 of this prospectus.

●	The market price of Huadi International’s securities may be volatile or may decline regardless of our operating performance, and you may not be able to resell your securities at or above the prices at which you purchased them in any offering. See page 39 of this prospectus.

●	Shares eligible for future sale may adversely affect the market price of Huadi International’s securities, as the future sale of a substantial amount of outstanding Ordinary Shares in the public marketplace could reduce the price of our Ordinary Shares and other securities. See page 40 of this prospectus.

●	Huadi International does not intend to pay dividends for the foreseeable future. See page 40 of this prospectus.

●	Huadi International incurs additional costs as a result of being a public company, which could negatively impact our net income and liquidity. See page 40 of this prospectus.

●	The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies. See page 40 of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the matters described below and in “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report, and all of the information included or incorporated by reference in this prospectus before deciding whether to purchase our securities. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks or uncertainties. In that case, the value of our securities could decline, and you may lose all or part of your investment. The forward-looking statements in this prospectus are also subject to these risks and uncertainties, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Notice Regarding Forward-Looking Statements” on page iii of this prospectus.

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to Our Business and Industry

Tariffs could materially have a negative impact on the demand for our products.

Import tariffs, other trade barriers, and protectionist policies could negatively affect steel prices and our exports to international markets, particularly the United States. Such import barriers adversely affect our PRC operating entities’ business by limiting our access to or competitiveness in foreign steel markets. For example, our PRC operating entities might anticipate a significant increase in the cost of goods to be sold to the United States as a result of tariffs on steel and steel products imports imposed by the U.S. government. The U.S. government imposed a 25% tariff on steel imports and a 10% tariff on aluminum imports in March 2018 under “Section 232” from nearly all foreign countries. In February 2025, the U.S. government increased tariffs on aluminum imports to 25% effective March 12, 2025. In June 2025, the U.S. government further increased the tariff rate for both steel and aluminum imports to 50%, except for imports from the United Kingdom which were subject to a 25% tariff, effective June 4, 2025. In addition to the Section 232 tariff, the U.S. government has imposed hefty anti-dumping and subsidy countervailing duties on a wide range of steel imports from China. With regard to our company in particular, the Section 232 tariff had a limited effect on our U.S. sales, because the tariffs on our exports to the United States had already reached 25% before 2018 and 70% before June 2025. There was no additional tariff on our U.S. exports pursuant to the Section 232 tariff or the U.S.-China trade war. However, you should not expect that our sales of products would continue to offset the potential increase in the pricing of steel products due to any increased tariffs. As a result of increasing costs, our potentially higher pricing could have an adverse effect on our operations and financial condition.

The trade policy initiatives announced by the United States administration against China may adversely affect our business.

On August 14, 2017, the President of the United States issued a memorandum instructing the United States Trade Representative (the “USTR”) to determine whether to investigate under Section 301 of the United States Trade Act of 1974 (the “Trade Act”), laws, policies, practices, or actions of the Chinese government that may be unreasonable or discriminatory and that may be harming United States intellectual property rights, innovation, or technology development. Based on information gathered in that investigation, the USTR published a report on March 22, 2018, on the acts, policies, and practices of the Chinese government, supporting findings that such are unreasonable or discriminatory and burden or restrict United States commerce. On March 8, 2018, the U.S. President exercised his authority to issue the imposition of significant tariffs on imports of steel and aluminum from a number of countries, including China. Subsequently, the USTR announced an initial proposed list of 1,300 goods imported from China that could be subject to additional tariffs and initiated a dispute with the World Trade Organization against China for alleged unfair trade practices. The U.S. President has indicated that his two primary concerns to be addressed by China are (i) a mandatory $100 billion reduction in the U.S. trade deficit with China and (ii) limiting the planned $300 billion Chinese government support for advanced technology industries including artificial intelligence, semiconductors, electric cars, and commercial aircraft. On July 6, 2018, the United States initially imposed 25% tariffs on $34 billion worth of Chinese goods, including agriculture and industrial machinery, which prompted the Chinese government to initially impose tariffs on $34 billion worth of goods from the United States, including beef, poultry, tobacco and cars. Since July 2018, the United States imposed tariffs on $250 billion worth of Chinese products and has threatened tariffs on $325 billion more. In response, China imposed tariffs on $110 billion worth of U.S. goods and threatened qualitative measures that would affect U.S. businesses operating in China. In May 2019, the United States raised the tariffs on $100 billion of Chinese products to 25% from 10% and were expected to increase further to 30% on October 15, 2019, however, such increase was suspended pending negotiation of a “phase one” trade agreement with China. On August 1, 2019, the U.S. President announced a new 10% ad valorem duty on additional categories of goods imported from China, which amount was then increased to 15% on August 23, 2019. The new tariff at the rate of 15% became effective September 1, 2019 with respect to certain categories of goods and was expected to become effective for additional categories of goods on December 15, 2019. On December 13, 2019, the United States and China signed a “phase one” trade agreement, which avoided the imposition of additional tariffs. On February 1, 2025, the U.S. President declared a national emergency regarding the influx of synthetic opioids from China into the United States and imposed a 10% tariff on all Chinese imports. In February 2025, China responded with a 15% additional duty on imports of U.S. coal and liquified natural gas and a 10% additional duty on imports of U.S. crude oil, agricultural machinery and large-displacement vehicles, among others. In March 2025, the U.S. President raised tariffs on Chinese goods to 20%, and China responded with a 15% tariff on chicken, wheat, corn and cotton, and a 10% tariff on sorghum, soybeans, pork, beef, aquatic products, fruits, vegetables and dairy products. On April 2, 2025, the U.S. President issued an executive order declaring a national emergency arising from conditions reflected in U.S. goods trade deficits, raising tariff rate on Chinese imports by 34% to 54%. This led to China imposing matching tariffs on all U.S. goods, followed by further tariff increases by the United States. After discussions, both countries agreed to de-escalate from the latest rounds of tariff increases. On May 12, 2025, the United States and China reached an agreement to temporarily reduce reciprocal tariffs by 115%. On October 30, 2025, the United States and China further agreed that the United States will reduce tariffs on Chinese imports by 10% and China will suspend all retaliatory tariffs that it has announced since March 4, 2025. On February 20, 2026, the U.S. Supreme Court ruled that the International Emergency Economic Powers Act did not give the U.S. President authority to impose tariffs on imports based on declared emergencies concerning illicit drugs and trade deficits and struck down those tariffs. On the same day, the U.S. President signed a proclamation invoking Section 122 of the Trade Act to impose temporary 10% tariffs for 150 days on the majority of imported goods from all countries, effective February 24, 2026 through July 24, 2026. On July 24, 2026, following the USTR’s determination that numerous trading partners, including China, had failed to impose and effectively enforce prohibitions on the importation of goods produced with forced labor, the U.S. administration imposed a 12.5% tariff on imports from China, subject to certain exemptions, pursuant to Section 301 of the Trade Act. There can be no assurances that the United States or China will not increase tariffs or impose additional tariffs in the future.

In addition to the tariffs on Chinese imports, the U.S. President has also directed the U.S. Secretary of the Treasury to develop new restrictions on Chinese investments in the United States aimed at preventing Chinese-controlled companies and funds from acquiring U.S. firms with sensitive technologies. The Foreign Investment Risk Review Modernization Act of 2018 was enacted to modernize the restrictive powers imposed by the Committee on Foreign Investment in the United States.

This evolving policy dispute between the United States and China is likely to have a significant impact on the Chinese economy and consumer discretionary spending, both directly and indirectly, and there can be no assurance that we will not be materially and adversely affected by governmental actions taken by either country. Given the positions of the respective trade representatives, the outcome of this policy dispute cannot be predicted with certainty, nor can it be determined whether other agencies or entities will be involved in resolving these policy differences. In addition, any political or trade controversies, events, or crises between the United States and China, or their proxies, whether or not directly related to our business, could adversely affect the market value of our securities, as we are a U.S.-listed company operating in China.

Our business is affected by global economic and political conditions.

As our PRC operating entities offer a broad range of products exported to more than 20 countries and regions, including the United States, India, Singapore, Australia, Mexico, Thailand, Argentina, Taiwan, the Philippines, the United Arab Emirates, Canada and Germany, the sales of our PRC operating entities’ products depend upon factors relating to global economic conditions such as consumer demand, employment rates, consumers’ disposable income, business conditions, interest rates, consumer debt, availability of credit, and applicable taxation in regional and local markets where our PRC operating entities sell our products. The oil and gas industry is one of the largest consumers of stainless steel seamless pipes. Volatility in oil and gas prices, including price fluctuations arising from geopolitical conflicts such as the ongoing U.S.-Iran dispute, may reduce demand for steel pipes. Therefore, changes in global economic conditions and other factors beyond our control could adversely affect our operations and financial conditions.

Furthermore, the ongoing armed conflicts between Russia and Ukraine in Europe and among Israel, Hamas, Iran and other militant groups in the Middle East, have caused and could continue to cause significant market disruptions and volatility within the markets in Russia, Europe, the Middle East, and the United States. In particular, the current war involving the United States, Israel, and Iran has heightened geopolitical tensions and energy market instability, which may adversely affect global economic conditions. Moreover, the sanctions resulting from those hostilities have adversely affected and could continue to adversely affect global financial markets and thus could affect our customers’ business and our business. We cannot predict the progress or outcome of the abovementioned conflicts, as tensions and governmental reactions are rapidly developing and beyond our control. Prolonged unrest, intensified military activities, or more extensive sanctions impacting the abovementioned countries and regions could have a material adverse effect on the global economy, and such effect could in turn, have a material adverse effect on the operations, results of operations, financial condition, liquidity and business outlook of our business.

Our revenue will decrease if the industries in which our customers operate experience a protracted slowdown.

The products our PRC operating entities offer mainly serve as key components in projects and machines operated by our customers which are in a broad range of industries. Therefore, our PRC operating entities’ businesses are subject to the general changes in economic conditions affecting those industry segments of the economy. If the industry segments in which our customers operate do not grow or if there is a contraction in those industries, demand for our PRC operating entities’ products will decrease. Demand for our products is typically affected by a number of overarching economic factors, including, but not limited to, interest rates, the availability and magnitude of private and governmental investment in infrastructure projects, and the health of the overall global economy. If there is a decline in economic activity in China and the other markets in which we operate or a protracted slowdown in industries on which we rely for our sales, demand for our products and our revenue will likewise decrease.

The loss of any of our key customers could reduce our revenues and our profitability.

We consider our major customers in each period to be those customers that accounted for more than 10% of our revenue in such period. We had no major customer for the six months ended March 31, 2026 and the fiscal years ended September 30, 2025 and 2023. For the fiscal year ended September 30, 2024, we had two major customers. As most of our revenues are driven by customers’ orders for stainless steel seamless pipes products, there can be no assurance that we will maintain or improve our relationships with customers who do not have long-term contracts with us. Our major customers often change each period based on when a given order is placed. If we cannot maintain long-term relationships with major customers or replace major customers from period to period with equivalent customers, the loss of such sales could have an adverse effect on our business, financial condition, and results of operations.

Any decline in the availability or increase in the cost of raw materials and energy resources could materially affect our earnings.

The principal raw materials used to manufacture our products are various grades and forms of steel, including rolled steel bars, plates, and sheets. Our PRC operating entities’ pipe and fitting manufacturing operations depend heavily on the availability of various raw materials and energy resources. The availability of raw materials and energy resources may decline, and their prices may fluctuate greatly. During the six months ended March 31, 2026, we purchased a total of $737,019 raw materials from Taizhou Huadi Industrial Ltd. (“Taizhou Huadi”), a related party. During the fiscal years ended September 30, 2025, 2024 and 2023, we purchased (i) a total of $2,456,896, $1,832 and $679,210 raw materials from Taizhou Huadi, respectively; and (ii) a total of nil, $666,114 and nil raw materials from Taizhou Huadi Material Technology Co. (“Huadi Material”), another related party, respectively. If our suppliers are unable or unwilling to provide us with raw materials on terms favorable to us, our PRC operating entities may be unable to manufacture certain products. This could result in a decrease in profit and damage to our reputation in the steel industry. In the event our raw material and energy costs increase, we may not be able to pass these higher costs on to our customers in full or at all. Any increase in the prices for raw materials or energy resources could materially increase our costs and, therefore, lower our earnings.

Any disruption in the supply chain of raw materials and our products could adversely impact our ability to produce and deliver products.

As to the products we manufacture, we must manage our supply chain for raw materials and delivery of our products. Supply chain fragmentation and local protectionism within China further complicate supply chain disruption risks. PRC administrative bodies and physical infrastructure built to protect local interests pose transportation challenges for raw material transportation as well as product delivery. In addition, profitability and volume could be negatively impacted by limitations inherent within the supply chain, including competitive, governmental, legal, natural disasters, and other events that could impact both supply and price. Any of these occurrences could cause significant disruptions to our supply chain, manufacturing capability, and distribution system that could adversely impact our ability to produce and deliver products.

We have engaged in transactions with related parties, and such transactions present possible conflicts of interest that could have an adverse effect on our business and results of operations.

Our PRC operating entities have entered into a number of transactions with related parties, including entities in which our shareholders and their immediate family members hold interests. For example, during the six months ended March 31, 2026, we purchased a total of $737,019 raw materials from Taizhou Huadi, a related party. During the fiscal years ended September 30, 2025, 2024 and 2023, we purchased (i) a total of $2,456,896, $1,832 and $679,210 raw materials from Taizhou Huadi, respectively; and (ii) a total of nil, $666,114 and nil raw materials from Huadi Material, another related party, respectively. Additionally, during the fiscal years ended September 30, 2025, 2024 and 2023, we sold (i) a total of nil, nil and $239,640 piping products to Taizhou Huadi; (ii) a total of nil, $7,343 and $520 of steel materials to Huadi Material, respectively; and (iii) a total of nil, $1,661 and nil of steel materials to Shanghai Huadi Industrial Ltd. (“Shanghai Huadi”), another related party, respectively. We did not sell any of our products to any related party during the six months ended March 31, 2026. Our PRC operating entities may, in the future, enter into additional transactions with entities in which shareholders, members of our board of directors, and other related parties hold ownership interests.

Conflict of interest may arise in transactions with entities in which related parties hold ownership interests, as the interests of these entities and their shareholders may not align with the interests of the Company and our unaffiliated shareholders with respect to the negotiation of, and certain other matters related to, our purchases from and other transactions with such entities. Conflict of interest may also arise in connection with the exercise of contractual remedies under these transactions, such as the treatment of events of default.

Currently, the Audit Committee of Huadi International is authorized to review and approve all material related party transactions. We rely on the laws of the Cayman Islands, which provide that directors owe a duty of care and a duty of loyalty to our Company. Under Cayman Islands law, Huadi International’s directors have a duty to act honestly, in good faith, and with a view to our best interests. Huadi international’s directors also have a duty to exercise the care, diligence and skills that a reasonable prudent person would exercise in comparable circumstances. See “Item 10. Additional Information - Description of Ordinary Shares - Differences in Corporate Law” in the 2025 Annual Report, incorporated by reference in this prospectus, for additional information on the fiduciary duties of the directors of Huadi International under Cayman Islands law. Nevertheless, we may have achieved more favorable terms if such transactions had not been entered into with related parties and these transactions, individually or in the aggregate, may have an adverse effect on our business and results of operations or may result in government enforcement actions or other litigation.

Failure to appropriately evaluate the credit profile of our customers and/or delay in settlement of accounts receivable from our customers could materially and adversely impact our operating cash flow and may result in significant provisions and impairments on our accounts receivable which in turn would have a material adverse impact on our business operations, results of operation, financial condition and our business pursuits and prospects.

As of March 31, 2026, we had accounts receivable net of allowance of 19,965,655. As of September 30, 2025, 2024 and 2023, we had accounts receivable net of allowance of $24,773,841, $18,713,342 and $22,630,275, respectively. Our customers include various levels of government and state-owned entities. Due to the nature of the customers and the practice of the industry, the Company generally allows credit period of 6 months to its customers. However, our customers sometimes still require additional time for payment, depending on their internal cash flow budget or various levels of approvals. The average accounts receivable turnover period was approximately 175 days for the six months ended March 31, 2026. The average accounts receivable turnover period was approximately 131 days, 110 days and 106 days for the fiscal years ended September 30, 2025, 2024 and 2023, respectively.

The Company considered various factors, including nature, historical collection experience, the age of the above-mentioned assets’ balance, credit quality and specific risk characteristics of its customers, current economic conditions, forecasts of future economic conditions, reversion period, and qualitative and quantitative adjustments to develop an estimate of credit losses. The Company has adopted loss rate method which is a combination of historical rate method and adjustment rate method, to estimate the credit loss. The measurement of the allowance for credit losses is recognized through current expected credit loss expense. Current expected credit loss expense is included as a component of general and administrative expenses in the consolidated statements of operations and comprehensive income. Write-offs are recorded in the period in which the asset is deemed to be uncollectible. No write-off was recorded for the six months ended March 31, 2026 and the fiscal years ended September 30, 2025, 2024 and 2023.

While we have implemented policies and measures with the aim of improving our management of credit risk and have expanded our efforts in the collection of overdue or long outstanding accounts receivable, and while we accelerated collection from both international and domestic projects, there is no assurance that our substantial accounts receivable position with respect to our reported revenue (on a net basis) will not persist in the future given the nature of our business. Any deterioration of credit profile of our customers or any failure or delay in their settlement of our accounts receivable could put tremendous pressure on our operating cash flow, and may result in material and adverse impact on our business operations, results of operations and financial condition.

A lack of insurance coverage could expose us to significant costs and business disruption.

The Company maintains majority of its bank accounts in the PRC as of March 31, 2026. Cash balances in bank accounts in PRC are protected under China’s Deposit Insurance Regulation (the “Deposit Insurance Regulation”), pursuant to which banking financial institutions, such as commercial banks, established in the PRC are required to purchase deposit insurance for deposits in RMB and in foreign currency placed with them. The Deposit Insurance Regulation would not provide complete protection for the Company’s accounts, as our aggregate deposits as of March 31, 2026 are higher than the compensation limit, which is RMB500,000 (equivalent to approximately $72,485) for one bank.]

Save for the Deposit Insurance Regulation mentioned above, neither Huadi International nor its subsidiaries maintain any insurance to cover other assets, property and potential liability of our business. The lack of insurance could leave our business inadequately protected from loss. If we were to incur substantial losses or liabilities due to fire, explosions, floods, other natural disasters or accidents or business interruption, our results of operations could be materially and adversely affected.

We rely on short-term borrowings for our liquidity and we may not be able to continue to obtain financing on favorable terms, if at all.

Our liquidity relies significantly on short-term borrowings. As of March 31, 2026, we had $3,768,166 factored notes receivable with recourse and $2,174,544 short-term bank borrowings, which were classified as short-term borrowings. Financing may not be available to us on favorable terms, if at all. If we are unable to obtain short-term financing in an amount sufficient to support our operations, it may be necessary, to suspend or curtail our operations, which would have a material adverse effect on our business and financial condition. In that event, current stockholders would likely experience a loss of most of or all of their investment.

Risks Related to Doing Business in China

The considerable uncertainty in Chinese economic growth could hurt the demand for our products.

While China has grown significantly over the past two decades, the growth rate has decreased and may continue to decrease due to uncertainties with respect to national structural control along with other factors. If China’s economy continues to slow, or even materially decline, demand for our products might also decrease accordingly. Therefore, our PRC operating entities’ business might be adversely affected by the prolonged slowdown in the economic condition, which would negatively affect sales of our products, operations of our company and our financial conditions.

Chinese government’s monitoring and macro-control of the market could hurt demand of our products.

Our PRC operating entities could be impacted by China’s macro-control policy on control of China’s steel and steel products industry. Sales of standard steel products may be reduced in order to meet the annual government-mandated targets for cutting excess capacity in the steel industry. Stricter inspections against steel products might be conducted in key provinces. These macroeconomic and steel products industry trends have affected and will continue to have impact on customers’ demand of our products and therefore, might have an adverse influence on our operations and financial conditions.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.

Substantially all of our operations are located in China. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, China’s economic growth has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. If the Chinese government intervenes or influences our operations in the future, it could result in a material change in our operations and/or the value of our securities, significantly limit or completely hinder our ability to offer or continue to offer securities to investors or cause such securities to significantly decline in value or become worthless.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulations and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, insurance commissions, property, and other matters. The central or local governments of these jurisdictions may impose new and restrictive regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on the economic conditions in China, and result in a material change in our operations and/or the value of our securities.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council of the PRC jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law”, or the Opinions. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. The Opinions and any related implementing rules to be enacted may subject us to compliance requirements in the future. Given the current regulatory environment in the PRC, we are still subject to the uncertainty of different interpretations and enforcement of the rules and regulations in the PRC adverse to us, which may take place quickly with little advance notice.

On December 28, 2021, the Cyberspace Administration of China, or the CAC, published the CAC Revised Measures, which further restates and expands the applicable scope of the cybersecurity review. The CAC Revised Measures took effect on February 15, 2022. Pursuant to the CAC Revised Measures, if a network platform operator holding personal information of over one million users seeks a “foreign” listing, it must apply for a cybersecurity review. In addition, operators of critical information infrastructure purchasing network products and services are also obligated to apply for a cybersecurity review for such purchasing activities. The CAC Revised Measures provides no further explanation on the extent of “network platform operator” and “foreign” listing. In addition, the CAC Revised Measures empowers the cybersecurity review office to initiate a cybersecurity review when they believe any particular data processing activities “affect or may affect national security”. On November 14, 2021, the CAC promulgated the Regulations on the Administration of Cyber Data Security (Draft for Comments) (the “Draft CAC Regulations”), and according to the Draft CAC Regulations, any data processors shall, in accordance with relevant state provisions, apply for a cybersecurity review when carrying out, among other things, “other data processing activities that affect or may affect national security”. As advised by our PRC counsel, Zhejiang Dongou Law Firm, we believe that we are not subject to cybersecurity review with the CAC in accordance with the CAC Revised Measures, considering that (i) we are not in possession of or otherwise holding personal information of over one million users and it is also very unlikely that we will reach such threshold in the near future; and (ii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying our PRC operating entities as critical information infrastructure operators or requiring our PRC operating entities to go through cybersecurity review or network data security review by the CAC.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing by Domestic Companies, or the Circular, and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines. On the same day, the CSRC also released the Notice on the Arrangements for the Filing Management of Overseas Listing of Domestic Companies, or the Notice. The Trial Measures came into effect on March 31, 2023. Pursuant to the Trial Measures and the Notice, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three business days following the completion of an offering and listing. If a PRC company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such PRC company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. PRC companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing before March 31, 2023 and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing, yet they are required to make filings for subsequent offerings in accordance with the Trial Measures.

In addition, on February 24, 2023, the CSRC, together with Ministry of Finance of the PRC (the “MOF”), National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing which was issued by the CSRC, National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the Provisions. The revised Provisions was issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies”, and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding its application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions requires that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfil relevant procedures stipulated by applicable national regulations. As of the date of this prospectus, we have not received any formal inquiry, notice, warning, sanction, or objection from the CSRC with respect to our listing on the Nasdaq Capital Market. However, there remains significant uncertainty as to the enactment, interpretation, and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. Any failure or perceived failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to continue to offer securities to investors, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and could cause the value of our securities to significantly decline or become worthless.

As confirmed by our PRC counsel, Zhejiang Dongou Law Firm, our PRC operating entities have obtained all material permissions and approvals required for our operations in compliance with the relevant PRC laws and regulations, including the business licenses of our PRC operating entities, and we are not required to obtain any other permissions or approvals from the PRC authorities, including the CSRC or the CAC, for our PRC operating entities’ operations, nor have we or our PRC operating entities received any denial in this respect. However, applicable laws, regulations or interpretations may be tightened, and new laws, regulations or interpretations may be introduced to impose additional government approval, license, and permit requirements. We are therefore subject to risks of uncertainty of any future actions of the PRC government in this regard, including the risks that we or our PRC operating entities fail to obtain and maintain such approvals, licenses, or permits required for our business, inadvertently conclude that such approval is not required, or respond to changes in the regulatory environment, or that the PRC government disallows our holding company structure, which would likely result in a material change in our operations, including our ability to continue our existing holding company structure, carry on our current business, accept foreign investments, and continue to offer securities to our investors. These adverse actions could cause the value of our securities to significantly decline or become worthless. In addition, we or our PRC operating entities could be subject to liabilities, penalties and sanctions imposed by PRC regulatory agencies, including the CSRC, if we fail to comply with PRC rules and regulations, which may materially and adversely affect our business, operating results, financial condition and the value of our securities, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

PRC regulations on loans to and direct investment in PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC operating subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

As an offshore holding company of our PRC subsidiaries, we may make loans to our PRC subsidiaries or make additional capital contributions to our PRC subsidiaries, subject to satisfaction of applicable governmental registration and approval requirements.

Any loans we extend to our PRC subsidiaries cannot exceed the statutory limit and must be registered with the local counterpart of the SAFE.

According to the relevant PRC regulations on foreign-invested enterprises in China, capital contributions are subject to registration with or approval by the Ministry of Finance of the PRC (the “MOFCOM”) or its local counterparts. In addition, the PRC government also restricts the convertibility of foreign currencies into RMB and the use of the proceeds. On March 30, 2015, the State Administration of Foreign Exchange of the PRC (the “SAFE”) promulgated the Notice on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or SAFE Circular 19, which took effect and replaced certain previous SAFE regulations from June 1, 2015. The SAFE further promulgated the Circular on Reforming and Regulating Policies on the Management of the Settlement of Foreign Exchange of Capital Accounts, or SAFE Circular 16, effective June 9, 2016, which, among other things, amended certain provisions of SAFE Circular 19. According to SAFE Circular 19 and SAFE Circular 16, the flow and use of RMB capital converted from foreign currency denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used (i) for business beyond its business scope or expenditure prohibited by PRC laws and regulations; (ii) to provide loans to persons other than affiliates unless otherwise permitted under its business scope; (iii) investments in securities or any other investments other than principal-secured products issued by banks; or (iv) construction or purchase of real estate for purposes other than self-use (except for real estate enterprises). Violations of the applicable circulars and rules may result in severe penalties, including substantial fines as set forth in the PRC Foreign Exchange Administration Regulations. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to use RMB converted from the net proceeds of our offshore financing activities, including this offering, to fund our PRC operating entities, or to invest in or acquire any other PRC companies through our PRC subsidiaries, which may adversely affect our business, financial condition and results of operations.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiaries or future capital contributions by us to our PRC subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Substantial uncertainties exist with respect to China Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

On March 15, 2019, the National People’s Congress of the PRC (the “National People’s Congress”) approved the China Foreign Investment Law (the “Foreign Investment Law”), which came into effect on January 1, 2020. The Foreign Investment Law embodies a Chinese regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments.

Among other things, the Foreign Investment Law stipulates that entities established in China but wholly or partly invested by a foreign investor will be treated as Foreign Invested Enterprises (“FIEs”). Once an entity is determined to be a FIE, it will be subject to the foreign investment restrictions and prohibitions set forth in a negative list to be proposed by the competent investment department of the State Council of the PRC (the “State Council”) in conjunction with the competent commerce department of the State Council and other relevant departments, and be reported to the State Council for promulgation, or be promulgated by the competent investment department or competent commerce department of the State Council after being reported to the State Council for approval. Foreign investment beyond the negative list will be granted national treatment and will not require prior approval from PRC governmental authorities.

On September 6, 2024, the National Development and Reform Commission of China (“NDRC”) and MOFCOM, jointly issued the Special Administrative Measures for Entry of Foreign Investment (Negative List) (2024 Version), or the Negative List, which became effective and replaced the previous version on November 1, 2024. Pursuant to the Negative List, if a PRC company, which engages in any business where foreign investment is prohibited under the Negative List, or prohibited businesses, seeks an overseas offering or listing, it must obtain the approval from competent governmental authorities. Based on a set of Q&A published on the NDRC’s official website, a NDRC official indicated that after a PRC company submits its application for overseas listing to the CSRC and where matters relating to prohibited businesses under the Negative List are implicated, the CSRC will consult the regulatory authorities having jurisdiction over the relevant industries and fields.

The development, manufacturing and sales of construction materials products and manufacturing equipment are not currently subject to foreign investment restrictions set forth in the Negative List. Currently, the Foreign Investment Law does not materially impact the viability of our current corporate structure, corporate governance and business operations in many aspects. However, should the development, manufacturing and sales of construction materials products and manufacturing equipment become subject to foreign investment restrictions set forth in the Negative List, then the viability of our current corporate structure, corporate governance and business operations may be materially impacted in many aspects.

Huadi International relies on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

Huadi International is a holding company, and we rely on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, the PRC tax authorities may require our PRC subsidiaries to adjust its taxable income, in a manner that would materially and adversely affect their ability to pay dividends and other distributions to us.

Under PRC laws and regulations, our PRC subsidiaries, as FIEs in China, may pay dividends only out of their respective accumulated after-tax profits as determined in accordance with PRC accounting standards and regulations. In addition, a FIE is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund certain statutory reserve funds, until the aggregate amount of such funds reaches 50% of its registered capital. At its discretion, a FIE may allocate a portion of its after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends.

In response to the persistent capital outflow and RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the SAFE, have implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tighter scrutiny in the future. Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit Huadi International’s ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

The SAFE promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, in July 2014 that requires PRC residents or entities to register with the SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. SAFE Circular 37 is issued to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles, or SAFE Circular 75. The SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment in February 2015, which took effect on June 1, 2015. This notice amended SAFE Circular 37, requiring PRC residents or entities to register with qualified banks rather than the SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

If our shareholders who are PRC residents or entities do not complete their registrations as required, our PRC subsidiaries may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to our PRC subsidiaries. Moreover, failure to comply with the SAFE registration described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

All of our shareholders who directly or indirectly hold shares in Huadi International and who are known to us as being PRC residents have completed the foreign exchange registrations required in connection with our most recent corporate restructuring.

However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our Company, nor can we compel our beneficial owners to comply with the SAFE registration requirements. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents or entities have complied with, and will in the future make or obtain any applicable registrations or approvals required by, the SAFE regulations. Failure by such shareholders or beneficial owners to comply with the SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiaries, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our PRC subsidiaries’ ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the market price of our securities.

All of our revenues and expenditures are denominated in RMB, whereas our reporting currency is the U.S. dollar. As a result, fluctuations in the exchange rate between the U.S. dollar and RMB will affect the relative purchasing power in RMB terms of our U.S. dollar assets and the proceeds from our securities offerings. Our reporting currency is the U.S. dollar while the functional currency of our PRC subsidiaries is RMB. Gains and losses from the re-measurement of assets and liabilities that are receivable or payable in RMB are included in our consolidated statements of operations. The re-measurement has caused the U.S. dollar value of our results of operations to vary with exchange rate fluctuations, and the U.S. dollar value of our results of operations will continue to vary with exchange rate fluctuations. A fluctuation in the value of RMB relative to the U.S. dollar could reduce our profits from operations and the translated value of our net assets when reported in U.S. dollars in our financial statements. This could have a negative impact on our business, financial condition or results of operations as reported in U.S. dollars. If we decide to convert our RMB into U.S. dollars for the purpose of making payments for dividends on our Ordinary Shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations in currencies relative to the periods in which earnings are generated may make it more difficult to perform period-to-period comparisons of our reported results of operations.

The value of the RMB against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions and China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar, and the RMB appreciated more than 20% against the U.S. dollar over the following three years. However, the People’s Bank of China regularly intervenes in the foreign exchange market to limit fluctuations in RMB exchange rates and achieve policy goals. During the period between July 2008 and June 2010, the exchange rate between the RMB and the U.S. dollar had been stable and traded within a narrow range. Since June 2010, the RMB has fluctuated against the U.S. dollar, at times significantly and unpredictably. Since October 1, 2016, RMB has joined the International Monetary Fund (the “IMF”)’s basket of currencies that make up the Special Drawing Right (the “SDR”), along with the U.S. dollar, the Euro, the Japanese yen and the British pound. In the fourth quarter of 2016, the RMB has depreciated significantly in the backdrop of a surging U.S. dollar and persistent capital outflows of China. With the development of the PRC foreign exchange market and progress towards interest rate liberalization and RMB internationalization, the PRC government may in the future announce further changes to the exchange rate system and we cannot assure you that the RMB will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or the U.S. or PRC government policies may impact the exchange rate between the RMB and the U.S. dollar in the future.

There remains significant international pressure on the PRC government to adopt a flexible currency policy. Any significant appreciation or depreciation of the RMB may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our Ordinary Shares in U.S. dollars. For example, to the extent that we need to convert U.S. dollars we receive from our securities offerings into RMB to pay our operating expenses, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, a significant depreciation of the RMB against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the market price of our securities.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on the market price of our securities.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. PRC governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive all of our net revenues in RMB. Under our current corporate structure, our holding company in the Cayman Islands relies on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from the SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by the beneficial owners of our Company who are PRC residents. However, approval from or registration with appropriate governmental authorities is required where RMB is to be converted into foreign currencies and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies.

In light of the flood of capital outflows of China in 2016 due to the weakening RMB, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny of major outbound capital movement. More restrictions and substantial vetting process are put in place by the SAFE to regulate cross-border transactions falling under capital accounts. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the PRC foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject our PRC operating entities to penalties.

Our PRC operating entities are required under PRC laws and regulations to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our business. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. If the local governments deem our contribution to be not sufficient, we may be subject to late contribution fees or fines in relation to any underpaid employee benefits, and our financial condition and results of operations may be adversely affected.

Currently, we are making contributions to the plans based on the minimum standards although the PRC laws and regulations require such contributions to be based on the actual salaries of employees up to a maximum amount specified by the local government. Therefore, in our consolidated financial statements, we have made an estimate and accrued a provision in relation to the potential make-up of our contributions for these plans as well as to pay late contribution fees and fines. If we are subject to late contribution fees or fines in relation to underpaid employee benefits, our financial condition and results of operations may be adversely affected.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The PRC Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the PRC Anti-Monopoly Law requires that the MOFCOM shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

The PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of certain taxable assets, including, in particular, equity interests in a PRC resident enterprise by a non-PRC resident enterprise, by promulgating and implementing the Notice of the Ministry of Finance and the State Administration of Taxation on Several Issues Concerning the Enterprise Income Tax Treatment on Enterprise Reorganization, or Circular 59, and Announcement No. 7 [2015] of the State Administration of Taxation-Announcement on Several Issues concerning the Enterprise Income Tax on Income from the Indirect Transfer of Assets by Non-Resident Enterprises, or Circular 7, which became effective in February 2015. Under Circular 7, where a non- PRC resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC resident enterprise indirectly by disposing of the equity interests of an overseas holding company, the non-PRC resident enterprise, being the transferor, may be subject to PRC enterprise income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. Circular 7 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

Circular 7 extends its tax jurisdiction to not only indirect transfers but also transactions involving transfer of other taxable assets, through an offshore transfer of a foreign intermediate holding company. In addition, Circular 7 provides clear criteria on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Pursuant to Circular 7, where a non-PRC resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-PRC resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authorities may disregard the existence of an overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax.

According to the Enterprise Income Tax Law of the People’s Republic of China (adopted on March 16, 2007, first amended on February 24, 2017, and further amended on December 29, 2018), if the business dealings between an enterprise and its affiliated parties do not conform to the principle of independent transactions and thus reduce the taxable income or income of the enterprise or its affiliated parties, the PRC tax authorities have the right to adjust in accordance with reasonable methods. The cost incurred by an enterprise and its related parties in developing and accepting intangible assets or providing and receiving labor services together shall be apportioned according to the principle of independent transaction when calculating taxable income.

If a PRC resident enterprise, or an enterprise controlled by a PRC resident enterprise and a Chinese resident and established in a country or region whose actual tax burden is significantly lower than the tax rate of PRC enterprise income tax, does not allocate or reduce its profits due to reasonable business needs, the portion of the above profits that should belong to the PRC resident enterprise shall be included in the current income of the PRC resident enterprise.

Interest expenses incurred when the ratio of creditor’s rights investment to equity investment accepted by an enterprise from its affiliated parties exceeds the prescribed standard shall not be deducted in the calculation of taxable income.

If an enterprise reduces its taxable income or income by implementing other arrangements without reasonable commercial purposes, PRC tax authorities have the right to adjust them in accordance with reasonable methods.

Huadi International faces uncertainties on the reporting and consequences on future private equity financing transactions, share exchange or other transactions involving the transfer of shares in our Company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-PRC resident enterprises with respect to a filing or the transferees with respect to withholding obligation, and request our PRC subsidiaries to assist in the filing. As a result, we and non-PRC resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed under Circular 59 and Circular 7 and may be required to expend valuable resources to comply with Circular 59 and Circular 7, or to establish that we and our non-PRC resident enterprises should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

If our entities outside of China are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to PRC enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over the overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the PRC State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners like us, the criteria set forth in the circular may reflect the PRC State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of the voting board members or senior executives habitually reside in the PRC.

We believe none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. See “Item 10. Additional Information – E. Taxation – PRC Taxation” in the 2025 Annual Report incorporated by reference in this prospectus. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” As substantially all of our management members are based in China, it remains unclear how the tax residency rule will apply to our case. If the PRC tax authorities determine that Huadi International or any of our subsidiaries outside of China is a PRC resident enterprise for PRC enterprise income tax purposes, then Huadi International or such subsidiary could be subject to PRC tax at a rate of 25% on its worldwide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Furthermore, if the PRC tax authorities determine that we are a PRC resident enterprise for PRC enterprise income tax purposes, gains realized on the sale or other disposition of our Ordinary Shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaties), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on the investment in our securities.

We may not be able to obtain certain benefits under relevant tax treaties on dividends paid by our PRC subsidiaries to us through our Hong Kong subsidiary.

Huadi International is an exempted company incorporated under the laws of the Cayman Islands and as such rely on dividends and other distributions on equity from our PRC subsidiaries to satisfy part of our liquidity requirements. Pursuant to the PRC Enterprise Income Tax Law, a withholding tax rate of 10% currently applies to dividends paid by a PRC resident enterprise to a foreign enterprise investor, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for preferential tax treatment. Pursuant to the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, such withholding tax rate may be lowered to 5% if a Hong Kong-resident enterprise owns no less than 25% of a PRC enterprise. Furthermore, the PRC Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties, which became effective in August 2015, require non-resident enterprises to determine whether they are qualified to enjoy the preferential tax treatment under the tax treaties and file relevant report and materials with the PRC tax authorities. There are also other conditions for enjoying the reduced withholding tax rate according to other relevant tax rules and regulations. See “Item 10. Additional Information – E. Taxation – PRC Taxation” in the 2025 Annual Report incorporated by reference in this prospectus. As of March 31, 2026 and September 30, 2025, 2024 and 2023, we did not record any withholding tax on the retained earnings of our subsidiaries in the PRC as we intended to re-invest all earnings generated from our PRC subsidiaries for the operation and expansion of our business in China, and we intend to continue this practice in the foreseeable future. Should our tax policy change to allow for offshore distribution of our earnings, we would be subject to a significant withholding tax. We cannot assure you that our determination regarding our qualification to enjoy the preferential tax treatment will not be challenged by the relevant PRC tax authority or we will be able to complete the necessary filings with the relevant PRC tax authority and enjoy the preferential withholding tax rate of 5% under the Double Tax Avoidance Arrangement with respect to dividends to be paid by our PRC subsidiaries to HK Beach, our Hong Kong subsidiary.

Our securities may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCAA”), as amended, if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for two instead of three consecutive years beginning in 2021. The delisting of our Ordinary Shares, or the threat of being delisted, may materially and adversely affect the value of your investment.

On April 21, 2020, SEC Chairman Jay Clayton and the Public Company Accounting Oversight Board (the “PCAOB”) Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with the lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”; (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies; and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (the “HFCAA”) requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCAA. On December 18, 2020, the HFCAA was signed into law.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the HFCAA. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspection for two consecutive years instead of three consecutive years.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB issued a Determination Report (the “2021 Determination Report”), which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the PRC because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s 2021 Determination Report identified the specific registered public accounting firms which are subject to these determinations.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the CSRC and the MOF. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation, and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. Under the PCAOB’s rules, a reassessment of a determination under the HFCAA may result in the PCAOB reaffirming, modifying, or vacating the determination.

On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong, and vacated its previous determinations under the 2021 Determination Report that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward, and will continue to pursue ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations under the HFCAA if needed. Accordingly, if PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination.

Our auditor, HTL International, LLC (“HTL”), the independent registered public accounting firm that issues the audit report contained in the 2025 Annual Report incorporated by reference in this prospectus, is an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, and is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. HTL is headquartered in Houston, Texas, and is subject to inspection by the PCAOB on a regular basis. While HTL was not subject to the determinations under the 2021 Determination Report, as it was not included in the list of firms identified by the PCAOB in the 2021 Determination Report, and the determinations under the 2021 Determination Report were vacated, in the event it is later determined that the PCAOB is unable to inspect or investigate HTL completely because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading of the Company’s securities in the United States to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities, or we could be required to engage a new audit firm, which would require significant expense and management time. The delisting of our Ordinary Shares, or the threat of being delisted, may materially and adversely affect the value of your investment, even making it worthless.

Moreover, it remains unclear what the SEC’s implementation process related to the above rules and amendments will entail or what further actions the SEC, the PCAOB, or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange. In addition, the above rules and amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, and the market price of our securities could be adversely affected.

If Huadi International becomes directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm Huadi International’s business operations, share price and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally. As a result of these scrutiny, criticism and negative publicity, the publicly traded stock of many U.S.-listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our business and the price of our securities. If Huadi International becomes the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our Company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our securities.

Risks Related to Our Corporate Structure and Securities

Huadi International is an “emerging growth company” as of the date of this prospectus, and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our securities less attractive to investors.

Huadi International is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, as of the date of this prospectus. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements until we cease to be an emerging growth company. We have also elected to avail our Company of the exemption from new or revised accounting standards and, therefore, will be subject to accounting standards that are available to emerging growth companies. We cannot predict if investors will find our securities less attractive because we have relied and may rely on these exemptions while we remain an emerging growth company. If some investors find our securities less attractive as a result, there may be a less active trading market for our Ordinary Shares and the trading price of our Ordinary Shares may be more volatile.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least $1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering (i.e., September 30, 2026); (iii) the date on which we have, during the preceding three-year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Huadi International is a “foreign private issuer”, and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

Huadi International is a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, we are not required to comply with certain provisions of the amended Section 16 of the Exchange Act requiring significant shareholders other than officers or directors to file public reports of their share ownership and trading activities and establishing liability for insiders (i.e. officers, directors, and significant shareholders) who profit from any “short-swing” trading transactions. As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

As a foreign private issuer, we are permitted to and did follow certain home country corporate governance practices instead of otherwise applicable Nasdaq Capital Market requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers.

As a foreign private issuer, we are permitted to and did follow certain home country corporate governance practices instead of those otherwise required under the applicable rules of the Nasdaq Capital Market for domestic U.S. issuers, provided that we disclose the requirements we are not following and describe the home country practices we are following. We have elected to follow our home country practice in Cayman Islands in lieu of the Nasdaq Listing Rule 5600 Series with the exception of those rules which are required to be followed pursuant to the provisions of Listing Rule 5615(a)(3). See “Item 16G. Corporate Governance” in the 2025 Annual Report incorporated by reference in this prospectus. Following our home country governance practices as opposed to the requirements that would otherwise apply to a U.S. company listed on the Nasdaq Capital Market may provide less protection to you than what is accorded to investors under the rules of the Nasdaq Capital Market applicable to domestic U.S. issuers.

Huadi International is a “controlled company” within the meaning of the Nasdaq Listing Rules. As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Huadi International is a controlled company pursuant to the “controlled company” definition under the Nasdaq Listing Rules. Under the Nasdaq Listing Rule 5605(a)(2), “family member” means a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. Our Chairman, Di Wang, and our Director, Jueqin Wang, are father and son. As of the date of this prospectus, Di Wang is deemed to beneficially own 8,336,000 of our Ordinary Shares, representing approximately 58.22% of the total voting power of our issued and outstanding Ordinary Shares, through Yongqiang Donghai Limited, a British Virgin Islands company holding 8,336,000 Ordinary Shares of Huadi International. Di Wang has the sole voting and dispositive power of all the shares held by Yongqiang Donghai Limited through certain entrustment agreement with the shareholders of Yongqiang Donghai Limited. Jueqin Wang is deemed to beneficially own 1,664,000 of our Ordinary Shares, representing approximately 11.62% of the total voting power of our issued and outstanding Ordinary Shares, through Yongqiang Maituo Limited, a British Virgin Islands company holding 1,664,000 Ordinary Shares of Huadi International. Jueqin Wang has the sole voting and dispositive power of all the shares held by Yongqiang Maituo Limited. Collectively, Di Wang and Jueqin Wang have voting and dispositive power over more than 50% of the issued and outstanding shares of Huadi International. Accordingly, Huadi International is a controlled company under applicable Nasdaq listing standards. For so long as Huadi International remains a controlled company under that definition, Huadi International is permitted to elect to rely, and may rely, on certain exemptions from Nasdaq corporate governance rules, including an exemption from the rule that a majority of our board of directors must be independent directors. Although we currently do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nomination and compensation committees might not consist entirely of independent directors. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Our status as a controlled company could cause our securities to look less attractive to certain investors or otherwise harm the trading price of our Ordinary Shares.

You may have difficulty enforcing judgments obtained against us.

Huadi International is an exempted company incorporated under the laws of the Cayman Islands and substantially all of our assets are located outside of the United States. Virtually all of our assets and a substantial portion of our current business operations are conducted in the PRC. In addition, almost all of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to bring an action against these individuals within the United States. It may also be difficult for you to enforce U.S. court judgments obtained in U.S. courts including judgments based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, many of whom are not residents in the United States, and whose significant part of assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC, respectively, would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. In addition, it is uncertain whether such Cayman Islands or PRC courts would entertain original actions brought in the courts of the Cayman Islands or the PRC, against us or such persons predicated upon the securities laws of the United States or any state. See “Enforceability of Civil Liabilities” on page 67 of this prospectus.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because Huadi International is incorporated under Cayman Islands law.

Huadi International is an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act (as amended) of the Cayman Islands and the common law of the Cayman Islands. The rights of our shareholders to take action against our directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, shareholders may face practical difficulties in enforcing rights and claims against us, our directors or officers in the United States because we are incorporated in the Cayman Islands and a substantial portion of our assets and personnel are located outside the United States. You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because Huadi International is incorporated under Cayman Islands law.

Nasdaq may apply additional and more stringent criteria for Huadi International’s continued listing.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the continued listing of securities on Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management.

If Huadi International cannot satisfy, or continue to satisfy, the listing requirements and other rules of the Nasdaq Capital Market, although we are exempt from certain corporate governance standards applicable to U.S. issuers as a foreign private issuer, our Ordinary Shares may be delisted, which could negatively impact the price of our securities and your ability to sell them.

To maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our Ordinary Shares could be subject to delisting.

If the Nasdaq Capital Market subsequently delists our Ordinary Shares from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Ordinary Share is a “penny stock”, which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

On July 14, 2026, we received a letter from the Listing Qualifications Department of Nasdaq notifying us that the closing bid price per share for our Ordinary Shares was below $1.00 for a period of 30 consecutive business days and that the Company did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). The Nasdaq notification letter does not result in the immediate delisting of our Ordinary Shares, and our Ordinary Shares will continue to trade uninterrupted on Nasdaq. We are granted a compliance period of 180 calendar days, or until January 11, 2027, to regain compliance with Nasdaq’s minimum bid price requirement. If, at any time before the end of January 11, 2027, the closing bid price per share for our Ordinary Shares is at least $1.00 for a minimum of 10 consecutive business days, Nasdaq will provide us written confirmation of compliance with the minimum bid price requirement. As of the date of this prospectus, we are actively monitoring the closing bid price of our Ordinary Shares and are considering all available options to regain compliance with Nasdaq’s minimum bid price requirement. The Company remains committed to delivering value to its shareholders and maintaining its listing on Nasdaq. Yet, there can be no assurance that we will regain or maintain compliance with the continued listing requirements of Nasdaq.

Our Ordinary Shares will continue to be listed and traded on the Nasdaq Capital Market, subject to our compliance with all listing requirements of the Nasdaq Capital Market. We cannot assure you that we will not receive other deficiency notifications from Nasdaq in the future. In particular, a decline in the bid price of our Ordinary Shares could result in a breach of the requirements for continued listing on the Nasdaq Capital Market. If we do not maintain compliance, Nasdaq could commence suspension or delisting procedures in respect of our Ordinary Shares. The commencement of suspension or delisting procedures by an exchange remains at the discretion of such exchange and would be publicly announced by the exchange. If a suspension or delisting were to occur, there would be significantly less liquidity in the suspended or delisted securities. In addition, our ability to raise additional necessary capital through equity or debt financing would be greatly impaired. Furthermore, with respect to any suspended or delisted Ordinary Shares, we would expect decreases in institutional and other investor demand, analyst coverage, market making activity, or the sudden and complete loss of a public trading market for our Ordinary Shares, which could result in the market price of our securities to further decline or become worthless.

Nasdaq’s proposed $5 million minimum market value continued listing requirement previously approved by SEC now stayed pending further action from the SEC. If affirmed by SEC, such rule could result in immediate suspension and delisting of our Ordinary Shares without any cure period or opportunity to regain compliance.

On January 13, 2026, Nasdaq proposed a new listing rule requiring companies on the Nasdaq Global and Capital Markets to maintain a minimum market value of listed securities of $5 million (the “MVLS Rule”). Under the MVLS Rule, if our market value falls below $5 million for 30 consecutive business days, our Ordinary Shares would be immediately suspended from trading and delisted from Nasdaq, with no cure period, no compliance period, and no stay of suspension during any appeal. On July 22, 2026, such rule was approved by the SEC and became effective.

On July 29, 2026, however, the SEC notified Nasdaq that it had received notices of intention to petition for review the SEC’s July 22, 2026 order approving the MVLS Rule. Pursuant to Rule 431(e) of the SEC’s Rules of Practice, the approval order has been stayed pending further action from the SEC. Accordingly, the MVLS Rule is currently not effective. As there is no prescribed timeline for SEC’s action, there is uncertainty as to whether and when such rule will become effective.

If affirmed by the SEC, the MVLS Rule would represent a fundamental departure from Nasdaq’s traditional approach to listing deficiencies. Unlike other continued listing requirements that provide companies with 180 days or more to regain compliance, the market value requirement would result in immediate and irreversible consequences. While we could request a hearing before a Nasdaq Listing Qualifications Hearings Panel to appeal a delisting determination, such a request would not prevent the immediate suspension of our Ordinary Shares from trading. Furthermore, the Nasdaq Listing Qualifications Hearings Panel would have extremely limited discretion and could only reverse the delisting decision if it determines that the initial determination was in error, and could not consider evidence that we had subsequently regained compliance or grant us additional time to do so.

This proposed minimum market value of listed securities requirement reflects Nasdaq’s belief that once a company’s market value falls below $5 million, the challenges facing that company are generally not temporary and are so severe that the company is unlikely to regain and sustain compliance for the long term. Nasdaq further believes it is difficult to maintain fair and orderly markets for such low-value companies.

While our current market value of listed securities is above $5 million, there is no assurance that our market value would not fall below $5 million in the future. Our market value is calculated as our consolidated closing bid price multiplied by our total number of listed securities. Factors that could cause our market value to fall below the $5 million threshold include continued share price decline, lack of investor interest, adverse market conditions, negative developments in our business operations, dilutive financing transactions, or broader market volatility affecting microcap companies. If the MVLS Rule becomes effective and we are simultaneously addressing our existing minimum bid price deficiency when our market value falls or faces the threat of falling below $5 million, we could face multiple overlapping delisting threats that compound the risk of delisting.

If the MVLS Rule becomes effective and we fail to maintain the required market value for 30 consecutive business days, our Ordinary Shares would be immediately suspended from trading and delisted from Nasdaq with no opportunity to cure the deficiency, which would have severe adverse consequences for our business, our ability to raise capital, and the liquidity and value of our shareholders’ investments.

The market price of Huadi International’s securities may be volatile or may decline regardless of our operating performance, and you may not be able to resell your securities at or above the prices at which you purchased them in any offering.

The price of any future offerings for our securities will be determined through negotiations between the investors and us and may vary from the market price of our securities following our public offering. If you purchase our securities in our offerings, you may not be able to resell those securities at or above the offering price. We cannot assure you that the future offering price of our securities, or the market price following our offering, will equal or exceed prices in privately negotiated transactions of our securities that have occurred from time to time prior to our offering. The market price of our securities may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in any securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Shares eligible for future sale may adversely affect the market price of Huadi International’s securities, as the future sale of a substantial amount of outstanding Ordinary Shares in the public marketplace could reduce the price of our Ordinary Shares and other securities.

The market price of our securities could decline as a result of sales of substantial amounts of Huadi International’s shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our securities. All of the shares sold in the past offerings will be freely transferable without restriction or further registration under the Securities Act. The remaining shares will be “restricted securities” as defined in Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

Huadi International does not intend to pay dividends for the foreseeable future.

Huadi International currently intends to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our securities if the market price of our securities increases.

Huadi International incurs additional costs as a result of being a public company, which could negatively impact our net income and liquidity.

As a public company, Huadi International incurs significant legal, accounting and other expenses that we did not incur as a private company prior to our initial public offering. In addition, the Sarbanes-Oxley Act and rules and regulations implemented by the SEC and the Nasdaq Capital Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly. If we fail to comply with these rules and regulations, we could become subject to governmental enforcement actions, investors may lose confidence in us and the market price of our securities could decline.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

As a publicly listed company, we are required to file annual reports with the SEC. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we are a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our Company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors, which are mostly private Chinese companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our continued listing on the Nasdaq Capital Market could affect our results of operations.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference into this prospectus, or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated in the Cayman Islands and our corporate affairs are governed by our amended and restated memorandum and articles of association (the “Memorandum and Articles of Association”), the Companies Act (as amended) of the Cayman Islands (the “Cayman Islands Companies Act”), and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 250,000,000 Ordinary Shares with a par value of US$0.0002 per share. There are 14,319,182 Ordinary Shares issued and outstanding as of the date of this prospectus. All of our Ordinary Shares to be issued in the offering made pursuant to this prospectus will be issued as fully paid.

Our Memorandum and Articles of Association

A copy of our amended and restated memorandum of association and amended and restated articles of association is incorporated by reference to our 2025 Annual Report under the caption “Item 10. Additional Information –B. Memorandum and Articles of Association”, filed as Exhibit 1.1 to the 2025 Annual Report and Exhibit 3.1 to our registration statement on Form F-1 (File No. 333-248919), as amended, initially filed with the SEC on September 18, 2020. You should read our Memorandum and Articles of Association for the provisions that are important to you. As a convenience to potential investors, we provide below a summary of the material provisions of our Memorandum and Articles of Association and the Cayman Islands Companies Act.

Objects of Our Company

Under our Memorandum and Articles of Association, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares

General

Each Ordinary Share in the Company confers upon the shareholder:

●	subject to the rights and restrictions attached to any shares, the right to receive notice of, attend and vote at shareholders’ meetings of the Company and on any ordinary resolution or special resolution, with one vote on a show of hands and, on a poll, one vote for every Ordinary Share held;

●	the right to an equal share in any dividend paid by the Company; and

●	the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

All of our issued Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form. Unless and until our directors resolve to issue share certificates, no share certificate will be issued and the records of shareholdings will be maintained in uncertificated book-entry form. Subject to our Memorandum and Articles of Association, applicable securities laws and listing rules, our shareholders may freely hold and vote on their Ordinary Shares.

Listing

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “HUDI”.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Vstock Transfer, LLC, located at 18 Lafayette Place, Woodmere, NY 11598. The phone number of the transfer agent and registrar is +1 212-828-8436.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors subject to the Cayman Islands Companies Act. Our Memorandum and Articles of Association provide that no distribution may be paid except out of our realized or unrealized profits, out of share premium account and/or otherwise permitted by the Cayman Islands Companies Act.

Voting Rights

Any action required or permitted to be taken by the shareholders must be taken at a duly called and quorate annual or special meeting of the shareholders entitled to vote on such action and may be effected by a resolution in writing by all shareholders entitled to vote on such action at a meeting. Subject to the rights and restrictions attached to any shares, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote and, on a poll, one vote for each Ordinary Share which such shareholder holds. At any shareholders’ meeting, the chairman of the meeting is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. A poll may be demanded by the chairman of such meeting or one or more shareholders present in person or by proxy entitled to vote.

Election of Directors

Directors may be appointed by an ordinary resolution of our shareholders or by a resolution of the directors of the Company.

Meetings of Shareholders

Any of our directors may convene meetings of shareholders at such times and in such manner and places within or outside the Cayman Islands as the director considers necessary or desirable. The director convening a shareholders’ meeting shall give at least seven days’ notice of a meeting of shareholders to those shareholders whose names on the date the notice is given appear as members in the register of members of the Company and are entitled to vote at the meeting, and each of the Company’s directors. Our board of directors must convene a shareholders’ meeting upon the written request of shareholders entitled to exercise 10% or more of the voting rights in respect of the matter for which the meeting is requisitioned.

No business may be transacted at any shareholders’ meeting unless a quorum is present at the time the meeting proceeds to business. Two or more shareholders present in person or by proxy and entitled to vote shall be a quorum. If, within two hours from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or at such other time and place as the board of directors may determine, and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present shall be a quorum and may transact the business for which the meeting was called. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders.

Meetings of Directors

The management of our Company is entrusted to our board of directors, who will make decisions by voting on resolutions of directors. At any meeting of directors, a quorum will be present if two directors are present, unless otherwise fixed by the directors. If there is only one director, that director shall be a quorum. A person who holds office as an alternate director shall be counted in the quorum. A director who also acts as an alternate director shall count twice towards the quorum. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Pre-emptive Rights

There are no pre-emptive rights applicable to the issue by us of new shares under either Cayman Islands law or our Memorandum and Articles of association.

Transfer of Ordinary Shares

Subject to the restrictions in our Memorandum and Articles of Association and applicable securities laws, any of our shareholders may transfer all or any of his or her Ordinary Shares by written instrument of transfer signed by the transferor and containing the name of the transferee. Our board of directors may, in its absolute discretion, refuse to consent to any transfer and decline to register the transfer without giving any reason. If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged with the Company, notify the transferee of such refusal.

Winding Up

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of Ordinary Shares shall be distributed among the holders on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Repurchase of Ordinary Shares

The Cayman Islands Companies Act and our Memorandum and Articles of Association permit us to purchase our own Ordinary Shares, subject to certain restrictions and requirements. Our directors may only exercise this power on our behalf, subject to the Cayman Islands Companies Act, our Memorandum and Articles of Association and to any applicable requirements imposed from time to time by the SEC, Nasdaq, or by any other recognized stock exchange on which our securities are listed.

Provided the necessary shareholders or board approval has been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, provided the requirements under the Cayman Islands Companies Act have been satisfied, including out of capital, as may be determined by our board of directors. Under the Cayman Islands Companies Act, the repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital (including share premium account and capital redemption reserve). If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Islands Companies Act, no such share may be repurchased (1) unless it is fully paid up, (2) if such repurchase would result in there being no shares outstanding, and (3) unless the manner of purchase (if not so authorized under the Memorandum and Articles of association) has first been authorized by a resolution of our shareholders. In addition, under the Cayman Islands Companies Act, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Variation of Rights of Shares

The rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our Company is being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or series or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class or series. The rights conferred upon the holders of the shares of any class or series issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class or series of shares.

Changes in the Number of Shares We Are Authorized to Issue and Those in Issue

We may by ordinary resolution increase our share capital, consolidate and divide all or any of our share capital into shares of larger amount, subdivide our existing shares into shares of smaller amount, and cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person. Subject to the Cayman Islands Companies Act and our Memorandum and Articles of Association, we may by special resolution reduce our share capital and any capital redemption reserve in any manner.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Cayman Islands Companies Act or our Memorandum and Articles of Association to inspect or obtain copies of our register of members or our corporate records, except as conferred by law or authorized by our directors or by the Company in a shareholders’ meeting. However, we will provide our shareholders with annual audited financial statements.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non- resident or foreign shareholders to hold or exercise voting rights on our Ordinary Shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of Additional Ordinary Shares

Subject to our Memorandum and Articles of Association, any directions given by ordinary resolution and the rights attaching to any class of existing shares, our directors may issue, allot, grant options over or otherwise dispose of shares, including fractions of shares, and other securities of the Company at such times, to such persons, for such consideration and on such terms as they determine. Shares and other securities may be issued with preferred, deferred or other special rights, restrictions or privileges, whether with respect to voting, distributions, return of capital or otherwise, and in such classes and series, if any, as our directors may determine.

Exempted Company

We are an exempted company with limited liability under the Cayman Islands Companies Act. The Cayman Islands Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies in the Cayman Islands;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual shareholders’ meeting;

●	is prohibited from making any invitation to the public in the Cayman Islands to subscribe for any of its securities;

●	is not authorized under our Memorandum and Articles of Association to issue bearer shares, convert registered shares into bearer shares or exchange registered shares for bearer shares;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of company.

Differences in Corporate Law

The Cayman Islands Companies Act is modeled after that of English law but does not follow recent English statutory enactments. In addition, the Cayman Islands Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Cayman Islands Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements

The Cayman Islands Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies.

For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the surviving or consolidated company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands. Provided the consent of each holder of a fixed or floating security interest of a constituent company has been obtained, court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation (which, if not agreed between the parties, may be determined by the Grand Court of the Cayman Islands) if they follow the required procedures provided in the Cayman Islands Companies Act, subject to certain exceptions. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by (a) at least a majority in number of the creditors or class of creditors, with whom the arrangement is to be made, who must, in addition, represent at least seventy-five percent in value of such creditors or class of creditors; and/or (b) shareholders or a class of shareholders representing at least seventy-five percent in value of the shareholders or class of shareholders, in each case, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)	the Company is not proposing to act illegally or ultra vires and the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his or her interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Islands Companies Act or that would amount to a “fraud on the minority”.

The Cayman Islands Companies Law also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissenting minority shareholders upon a takeover offer. When a takeover offer is made and accepted by holders of 90% in value of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits and Protection of Minority Shareholders

Class actions are not recognized in the Cayman Islands, but groups of shareholders with identical interests may bring representative proceedings, which are similar. However, a class action suit could nonetheless be brought in a U.S. court pursuant to an alleged violation of U.S. securities laws and regulations.

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow English case law precedents and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge, among other things:

●	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

●	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

●	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court of the Cayman Islands may, on the application of shareholders holding not less than one-fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court of the Cayman Islands shall direct.

Indemnification of Officers and Directors and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that every director, alternate director or officer shall be indemnified out of our assets against liability incurred as a result of any act or failure to act in carrying out his or her functions, other than liability arising by reason of such person’s own actual fraud or willful default. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances.

Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company: a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. Moreover, a director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, there are indications that English and Commonwealth courts are moving towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under Delaware corporate law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our Memorandum and Articles of Association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a shareholders’ meeting without a meeting being held.

Shareholder Proposals

Under Delaware corporate law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Islands Companies Act provides shareholders with only limited rights to requisition a shareholders’ meeting, and does not provide shareholders with any right to put any proposal before a shareholders’ meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association allow our shareholders holding 10% or more of the voting rights to requisition a shareholder’s meeting. Other than this right to requisition a shareholders’ meeting, our Memorandum and Articles of Association do not provide shareholders with any specific right to require proposals to be put before a meeting. As a Cayman Islands exempted company, we are not obliged by law to call annual shareholders’ meetings unless expressly provided under the Memorandum and Articles of Association.

Cumulative Voting

Under Delaware corporate law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the Cayman Islands Companies Act, but our Memorandum and Articles of Association do not provide for cumulative voting.

Removal of Directors

Under Delaware corporate law, a director of a corporation may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders

Delaware corporate law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that are approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Islands Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Islands Companies Act does not regulate transactions between a company and its significant shareholders, under Cayman Islands law, such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and, as noted above, a transaction may be subject to challenge if it has the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under Delaware corporate law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Islands Companies Act, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its shareholders or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its shareholders. In addition, our directors may present a winding up petition without the sanction of a resolution of our shareholders. The Cayman Islands courts also have the authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under Delaware corporate law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, the rights attaching to any class or series of share (unless otherwise provided by our Memorandum and Articles of Association or the terms of issue of the shares of that class or series) may be varied or abrogated with the consent in writing of the holders of two-thirds of the issued shares of that class or series, or with the sanction of a special resolution passed by at least two-thirds of the holders of shares of the class or series present in person or by proxy and entitled to vote at a separate meeting of the holders of the shares of the class or series.

Amendment of Governing Documents

Under Delaware corporate law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Islands Companies Act, our Memorandum and Articles of Association may only be amended by special resolution of our shareholders.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (as amended) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (as amended), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (as amended) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (as amended), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase ordinary shares, debt securities or any combination thereof. We may issue warrants independently or together with ordinary shares, debt securities or any combination thereof, and the warrants may be attached to or separate from these securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased, if not United States dollars;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase ordinary shares, the number of ordinary shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the term of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase our Ordinary Shares, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under the Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

●	to cure any ambiguity;

●	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

●	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities mean the debentures, notes, bonds and other evidences of indebtedness, which may or may not be converted into our Ordinary Shares, that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities may be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Huadi International. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the ability to issue additional debt securities of the same series;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities on which principal will be payable;

●	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

●	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

●	the provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

●	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Shares or other securities or property;

●	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depository for global or certificated debt securities;

●	any special tax implications of the debt securities;

●	any foreign tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

●	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

●	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Conversion of Debt Securities

The debt securities may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt securities. If such debt securities are convertible, unless otherwise specified in a prospectus supplement, the debt securities will be convertible at any time up to the close of business on the expiration date set forth in the terms of such debt securities. After the close of business on the expiration date, the debt securities not converted will be paid in accordance with their terms.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

●	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

●	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

●	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

●	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

●	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

●	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

●	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

●	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

●	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

●	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

●	any obligations with respect to any capital stock;

●	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

●	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

●	any dissolution or winding-up or liquidation or reorganization of Huadi International, whether voluntary or involuntary or in bankruptcy,

●	insolvency or receivership;

●	any general assignment by us for the benefit of creditors; or

●	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

●	we default for 30 consecutive days in the payment when due of interest on the debt securities;

●	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

●	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

●	certain events of bankruptcy, insolvency or reorganization of Huadi International; or

●	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

●	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

●	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

●	make any debt security payable in money other than that stated in the debt securities;

●	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

●	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

●	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

●	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

●	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

●	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

●	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

●	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable or as otherwise agreed to by the parties thereto.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our Ordinary Shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our Ordinary Shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable Cayman Islands law and our amended and restated memorandum and articles of association.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of ordinary shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts”. The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and warrants, debt securities, other securities registered hereunder, which we refer to herein as “share purchase units”. The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts may also require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

●	if applicable, a discussion of material tax considerations; and

●	any other information we think is important about the share purchase contracts or the share purchase units.

DESCRIPTION OF RIGHTS

We may issue rights to purchase ordinary shares, debt securities or any combination thereof that we may offer to our security holders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of ordinary shares purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities or ordinary shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, “at-the-market” offerings, negotiated transactions, block trades or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	varying prices determined at the time of sale related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the Ordinary Shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our Ordinary Shares are listed on the Nasdaq Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than our Ordinary Shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

TAXATION

Please refer to “Item 10. Additional Information - E. Taxation” of our 2025 Annual Report which is incorporated by reference into this prospectus.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$13,810
Financial Industry Regulatory Authority fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Information Incorporated by Reference” on page 69 of this prospectus.

MATERIAL CHANGES

Except as otherwise described in our 2025 Annual Report, in our reports on Form 6-K furnished under the Exchange Act and incorporated by reference and as disclosed in this prospectus, no reportable material changes have occurred since September 30, 2025.

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The legality and validity of the Ordinary Shares offered from time to time under this prospectus and certain other legal matters as to the laws of the Cayman Islands was passed upon for us by Ogier. Certain legal matters as to PRC law was passed upon for us by Zhejiang Dongou Law Firm. Ortoli Rosenstadt LLP may rely upon Ogier with respect to matters governed by the laws of the Cayman Islands and Zhejiang Dongou Law Firm with respect to matters governed by PRC law.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of Huadi International as of and for the fiscal years ended September 30, 2025, 2024 and 2023, which are incorporated by reference in this prospectus, have been so included in reliance on the report of HTL International, LLC, independent registered public accounting firm, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of HTL International, LLC is located at 12 Greenway Plaza, Suite 1100, Houston, Texas, 77046.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering of the securities being registered.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and provides fewer protections to investors; and

●	shareholders may face practical difficulties in enforcing rights and claims against us, our directors or officers in the United States because we are incorporated in the Cayman Islands and a substantial portion of our assets and personnel are located outside the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc as our agent upon whom process may be served in any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

There is uncertainty as to whether the courts of mainland China would (1) recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (2) be competent to hear original actions brought in each respective jurisdiction, against us or such persons predicated upon the securities laws of the United States or any state thereof.

Zhejiang Dongou Law Firm, our counsel as to PRC law, has advised us that the recognition and enforcement of foreign judgments in mainland China are provided for under the Civil Procedure Law of the PRC. Mainland Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Civil Procedure Law of the PRC based either on treaties between mainland China and the country where the judgment is made or in reciprocity between jurisdictions. Mainland China does not have any treaties or other agreements with the Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a mainland Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

We have been advised by Ogier, our counsel as to Cayman Islands law, that it is uncertain whether the courts of the Cayman Islands would entertain original actions brought in the Cayman Islands based solely upon civil liability provisions of the securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law as to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our Company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. We have been further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	is not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

A Cayman Islands court may impose civil liability on us or our directors or officers in a suit brought in the Grand Court of the Cayman Islands against us or these persons with respect to a violation of U.S. securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under Cayman Islands law.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference into this prospectus the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):

We incorporate by reference into this prospectus the documents listed below:

●	our annual report on Form 20-F for the fiscal year ended September 30, 2025, filed with the SEC on January 30, 2026 (including any exhibits, except where otherwise noted);

●	our reports of foreign private issuer on Form 6-K, furnished to the SEC on June 29, 2026 and July 17, 2026;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

Huadi International Group Co., Ltd.

No. 1688 Tianzhong Street, Longwan District,

Wenzhou, Zhejiang Province

People’s Republic of China 325025

+86-057786598888

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide that no director, alternate director or officer shall be liable to Huadi International for any loss or damage in carrying out his functions unless that liability arises through the actual fraud or willful default of such director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Any underwriting agreement entered into in connection with an offering of securities will also provide for indemnification of us and our officers and directors in certain cases.

Item 9. Exhibits

The following exhibits are attached hereto:

Exhibit No.	Title
1.1*	Form of Underwriting Agreement
4.1	Description of Securities (incorporated herein by reference to Exhibit 2.1 to the Annual Report on Form 20-F for the year ended September 30, 2025 filed with the SEC on January 30, 2026)
4.2+	Form of Senior Debt Indenture
4.3+	Form of Subordinated Debt Indenture
4.4*	Form of Senior Note
4.5*	Form of Subordinated Note
4.6*	Form of Warrant Agreement and Warrant Certificate
4.7*	Form of Rights Agreement (including rights certificate)
4.8*	Form of Unit Agreement (including unit certificate)
4.9*	Form of Share Purchase Contract
4.10*	Form of Share Purchase Unit
5.1+	Opinion of Ogier, Company’s Cayman Islands counsel, regarding the validity of the securities being registered
5.2 +	Opinion of Ortoli Rosenstadt LLP, Company’s U.S. counsel, regarding the validity of the debt securities being registered
23.1+	Consent of HTL International, LLC
23.2+	Consent of Ogier (included in Exhibit 5.1)
23.3+	Consent of Ortoli Rosenstadt LLP (included in Exhibit 5.2)
23.4+	Consent of Zhejiang Dongou Law Firm
24.1	Power of Attorney (included on the signature page to this Registration Statement)
25.1**	Form of T-1 Statement of Eligibility (senior indenture)
25.2**	Form of T-1 Statement of Eligibility (subordinated indenture)
107+	Filing Fee Table

+	Filed herewith

*	To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a report of foreign private issuer on Form 6-K filed in connection with an offering of securities offered hereunder.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 10. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)-(g) Not applicable.

(h)	If any provision or arrangement exists whereby the Registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or the underwriting agreement contains a provision whereby the Registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and the benefits of such indemnification are not waived by such persons, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	Not applicable.

(j)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(k)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wenzhou, China on August 12, 2026.

Huadi International Group Co., Ltd.

By:	/s/ Huisen Wang
Name:	Huisen Wang
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, each director and officer whose signature appears below constitutes and appoints, Huisen Wang, and each of them, individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign in any and all capacities any and all amendments or post-effective amendments to this registration statement on Form F-3 (the “Registration Statement”), and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting such attorney-in-fact and agent full power and authority to do all such other acts and execute all such other documents as he may deem necessary or desirable in connection with the foregoing, as fully as the undersigned may or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Huisen Wang	Chief Executive Officer	August 12, 2026
Name: Huisen Wang	(Principal Executive Officer)

/s/ Jianping Xiang	Chief Financial Officer	August 12, 2026
Name: Jianping Xiang	(Principal Accounting and Financial Officer)

/s/ Di Wang	Chairman of the Board and Director	August 12, 2026
Name: Di Wang

/s/ Jueqin Wang	Director	August 12, 2026
Name: Jueqin Wang

/s/ Songlin Li	Director	August 12, 2026
Name: Songlin Li

/s/ Jiancong Huang	Director	August 12, 2026
Name: Jiancong Huang

/s/ He “Henry” Huang	Director	August 12, 2026
Name: He “Henry” Huang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Huadi International Group Co., Ltd., has signed this registration statement or amendment thereto in New York, NY, United States on August 12, 2026.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President